EXHIBIT 4.1
                                                                  EXECUTION COPY

                                  $156,500,000
                                     FOURTH
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                            Dated as of May 2, 2001
                                      among
                                 ABC-NACO INC.,
                     ABC-NACO LATINO AMERICA, S.A. de C.V.,
                           DOMINION CASTINGS LIMITED,
                             BANK OF AMERICA CANADA,
                          as Canadian Revolving Lender,
                             BANK OF AMERICA, N.A.,
                  as Agent and Letter of Credit Issuing Lender
                                       and
                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                Table of Contents
                                                                        Page No.
                                                                        --------


ARTICLE  I

DEFINITIONS;  RESTATEMENT;  WAIVER     2
1.01     Certain  Defined  Terms     2
1.02     Other  Interpretive  Provisions.     25
1.03     Accounting  Principles.     26
1.04     Currency  Equivalents  Generally     27
1.05     Restatement  and  Amendment;  Effect     27
1.06     Waiver  of  Existing  Defaults     27

ARTICLE  II

THE  CREDITS     28
2.01     Amounts  and  Terms  of  Commitments     28
2.02     Loan  Accounts;  Notes.     28
2.03     Procedure for Borrowing by the Company or the Mexican Borrower.     29
2.04     The  Swing  Line  Loans.     30
2.05     Canadian  Revolving  Loans.     32
2.06     Voluntary  Termination  or  Reduction  of Available Commitments     33
2.07     Prepayments.     34
2.08     Repayments  and  Scheduled  Commitment  Reductions.     37
2.09     Interest.     37
2.10     Fees     38
2.11     Computation  of  Fees  and  Interest.     39
2.12     Payments  by  the  Borrowers.     39
2.13     Payments  by  the  Lenders  to  the  Agent.     40
2.14     Sharing  of  Payments,  Etc     40

ARTICLE  III

THE  LETTERS  OF  CREDIT     41
3.01     The  Letter  of  Credit  Subfacility.     41
3.02     Issuance,  Amendment  and  Renewal  of  Letters  of  Credit.     42
3.03     Risk  Participations,  Drawings  and  Reimbursements.     44
3.04     Repayment  of  Participations.     45
3.05     Role  of  the  Issuing  Lender.     46
3.06     Obligations  Absolute     47
3.07     Cash  Collateral  Pledge     48
3.08     Letter  of  Credit  Fees.     48
3.09     Uniform  Customs  and  Practice     49

ARTICLE  IV

TAXES,  YIELD  PROTECTION  AND  ILLEGALITY     49
4.01     Taxes.     49
4.02     Increased  Costs  and  Reduction  of  Return.     50
4.03     Certificates  of  Lenders     51
4.04     Survival     51

ARTICLE  V

CONDITIONS  PRECEDENT     51
5.01     Conditions  of  Initial  Credit  Extensions     51
5.02     Conditions  to  All  Credit  Extensions     55

ARTICLE  VI

REPRESENTATIONS  AND  WARRANTIES     56
6.01     Corporate  Existence  and  Power     56
6.02     Corporate  Authorization;  No  Contravention     56
6.03     Governmental  Authorization     56
6.04     Binding  Effect     56
6.05     Litigation     57
6.06     No  Default     57
6.07     ERISA  Compliance.     57
6.08     Use  of  Proceeds;  Margin  Regulations     58
6.09     Title  to  Properties     58
6.10     Taxes     58
6.11     Financial  Condition.     58
6.12     Environmental  Matters     59
6.13     Collateral  Documents.     60
6.14     Regulated  Entities     60
6.15     No  Burdensome  Restrictions     60
6.16     Solvency     60
6.17     Labor  Relations     61
6.18     Copyrights,  Patents,  Trademarks  and  Licenses,  etc     61
6.19     Subsidiaries     61
6.20     Insurance     61
6.21     Swap  Obligations     61
6.22     Subordination  Provisions     61
6.23     Broker's  Fees     61
6.24     Restructuring  Documents     62
6.25     Full  Disclosure     62

ARTICLE  VII

AFFIRMATIVE  COVENANTS     62
7.01     Financial  Statements     62
7.02     Certificates;  Other  Information     63
7.03     Notices     64
7.04     Preservation  of  Corporate  Existence,  Etc     65
7.05     Maintenance  of  Property     66
7.06     Insurance     66
7.07     Payment  of  Obligations     67
7.08     Compliance  with  Laws     67
7.09     Compliance  with  ERISA     67
7.10     Inspection  of  Property  and  Books  and  Records     67
7.11     Environmental  Laws.     68
7.12     Use  of  Proceeds     68
7.13     Solvency     68
7.14     Further  Assurances.     68
7.15     Foreign  Subsidiaries  Security     69
7.16     Bancomer  Financing     69
7.17     Consultants     69
7.18     SubDebt  Consent  Solicitation     69

ARTICLE  VIII

NEGATIVE  COVENANTS     70
8.01     Limitation  on  Liens     70
8.02     Disposition  of  Assets     72
8.03     Consolidations  and  Mergers     72
8.04     Loans  and  Investments     73
8.05     Limitation  on  Indebtedness     73
8.06     Transactions  with  Affiliates     74
8.07     Use  of  Proceeds     74
8.08     Contingent  Obligations     75
8.09     Restricted  Payments.     75
8.10     ERISA     76
8.11     Change  in  Business     76
8.12     Accounting  Changes     76
8.13     EBITDA     76
8.14     Irregular  Items     77
8.15     Collateral  Coverage  Ratio     78
8.16     Capital  Expenditures     78
8.17     Subordinated  Debt     78
8.18     Material  Agreements     79

ARTICLE  IX

EVENTS  OF  DEFAULT     79
9.01     Event  of  Default     79
9.02     Remedies     82
9.03     Rights  Not  Exclusive     83

ARTICLE  X

THE  AGENT     83
10.01     Appointment  and  Authorization;  "Agent".     83
10.02     Delegation  of  Duties     84
10.03     Liability  of  Agent     84
10.04     Reliance  by  Agent.     84
10.05     Notice  of  Default     85
10.06     Credit  Decision     85
10.07     Indemnification  of  Agent     85
10.08     Agent  in  Individual  Capacity     86
10.09     Successor  Agent     86
10.10     Withholding  Tax     86
10.11     Collateral  Matters     88

ARTICLE  XI

MISCELLANEOUS     88
11.01     Amendments  and  Waivers     88
11.02     Notices.     90
11.03     No  Waiver;  Cumulative  Remedies     90
11.04     Costs  and  Expenses     90
11.05     Company  Indemnification     91
11.06     Payments  Set  Aside     92
11.07     Successors  and  Assigns     92
11.08     Assignments,  Participations,  etc.     92
11.09     Confidentiality     93
11.10     Set-off     94
11.11     Automatic  Debits  of  Fees     94
11.12     Notification  of  Addresses,  Lending  Offices,  Etc     95
11.13     Counterparts     95
11.14     Severability     95
11.15     No  Third  Parties  Benefited     95
11.16     Governing  Law  and  Jurisdiction.     95
11.17     Waiver  of  Jury  Trial     96
11.18     Judgment     96
11.19     Entire  Agreement     96
11.20     Effectiveness     96
11.21     Release     97

ARTICLE  XII

COMPANY  GUARANTY     97
12.01     The  Guaranty     97
12.02     Insolvency     98
12.03     Nature  of  Liability     98
12.04     Independent  Obligation     98
12.05     Authorization     98
12.06     Reliance     99
12.07     Subordination     99
12.08     Waiver.     100
12.09     Nature  of  Liability     100

SCHEDULES

Schedule  1.01-A     Bancomer  Financing  Proposal
Schedule  1.01-B     Existing  Swap  Contracts
Schedule  2.01       Commitments
Schedule  2.05       Procedure  for  Canadian  Revolving  Loan  Borrowings
Schedule  2.07(e)    Signal  Division  Proceeds  Allocation
Schedule  6.05       Litigation
Schedule  6.06       Existing  Defaults
Schedule  6.11(a)    Permitted  Liabilities
Schedule  6.11(b)    Projections
Schedule  6.12       Environmental  Liabilities
Schedule  6.19       Subsidiaries  and  Minority  Interests
Schedule  8.01       Existing  Liens
Schedule  8.04       Existing  Investments
Schedule  8.05       Existing  Indebtedness
Schedule  8.08       Contingent  Obligations
Schedule  11.02      Lending  Offices;  Addresses  for  Notices

EXHIBITS
Exhibit  A           Form  of  Notice  of  Borrowing
Exhibit  B           Form  of  Compliance  Certificate
Exhibit  C           Form  of  Legal  Opinion  of  Company's  Counsel
Exhibit  D           List  of  Closing  Documents
Exhibit  E           Form  of  Supplemental  Indenture
Exhibit  F           Form  of  Assignment  and  Acceptance
Exhibit  G-1         Form  of  Company  Revolving  Loan  Promissory  Note
Exhibit  G-2         Form  of  Mexican  Borrower Revolving Loan Promissory Note
Exhibit  G-3         Form  of  Canadian Borrower Revolving Loan Promissory Note
Exhibit  G-4         Form  of  Swing  Line  Note

                                       45
CH1  2142991v5
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 2, 2001 among ABC-NACO Inc., a Delaware corporation (the "Company"), ABC-NACO Latino America, S.A. de C.V. (formerly known as ABC-NACO de Mexico, S.A. de C.V.), a Mexican corporation ("Mexican Borrower"), Dominion Castings Limited, an Ontario corporation ("Canadian Borrower"), the several financial institutions from time to time party to this Agreement, Bank of America Canada, as Canadian Revolving Lender (the "Canadian Revolving Lender"), (collectively, the "Lenders"; individually, a "Lender"), and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as letter of credit issuing lender and as agent for the Lenders (in such capacity, the "Agent"). WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of October 30, 2000 (the "Existing Credit Agreement"), pursuant to which, subject to the terms and conditions thereof, the Lenders have provided loans and certain other financial accommodations to the Borrowers;

WHEREAS, as of the date hereof, the Borrowers have failed to comply with certain of their financial and other covenants and obligations under the Existing Credit Agreement and the other existing Loan Documents, as described in Schedule 6.06 (as so described therein, the "Existing Defaults"), and have informed the Lenders that they will likely not be able to comply hereafter with certain payment and performance obligations of the Existing Credit Agreement and other Loan Documents;

WHEREAS, the Company has entered into that certain Credit Agreement dated as of May 2, 2001 among ING Furman Selz Investors III LP, individually and as agent and certain other lenders (collectively, the "ING Funds") and the Company (as amended and modified from time to time in accordance with this Agreement, the "ING Loan Agreement"), pursuant to which the ING Funds would make a term loan to the Company in an aggregate original principal amount of $15,000,000 (the "ING Loan"), the Domestic Subsidiaries which are Wholly-Owned Subsidiaries would guaranty all of the Company's obligations under the ING Loan Agreement, and the Company and such Subsidiaries would grant liens and security interests to the ING Funds, which are junior in priority to those granted to the Collateral Agent pursuant to the Collateral Documents, in substantially all of the Company's and such Subsidiaries' domestic real and personal property;

WHEREAS, the Company has entered into that certain Series C Preferred Stock and Common Stock Warrant Purchase Agreement dated as of April 17, 2001 between the Company and the ING Funds (as amended and modified from time to time in accordance with this Agreement, the "Series C Preferred Agreement"), pursuant to which, subject to the satisfaction of certain conditions specified therein which are expected to be satisfied after the date hereof, the Company would issue and sell, and the ING Funds would purchase, certain shares of the Company's Series C Convertible Preferred Stock and certain warrants to purchase the Company's Common Stock, and the aggregate outstanding principal balance of the ING Loan would be repaid in full from the proceeds of such purchase;

WHEREAS, the Company has entered into that certain Asset Sale Agreement dated as of April 17, 2001 among Metal Matrix LLC, a Delaware limited liability company (the "Flow Purchaser"), the Company and certain of its Subsidiaries (as amended and modified from time to time in accordance with this Agreement, the "Flow Sale Agreement"), pursuant to which the Company and such Subsidiaries would sell, and the Flow Purchaser would purchase, certain assets consisting of the Company's Locomotive, Flow and Specialty Products Group, buymetalcastings.com, the Baltimore Brake Shoe facility and the Melrose Park mine and mill operations (as more particularly described in such Flow Sale Agreement, collectively, the "Flow Assets") and assume certain liabilities related thereto;

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree, and subject to the terms and conditions of this Agreement the Agent and the Lenders have agreed, to (a) waive each of the Existing Defaults, and to (b) amend and restate the Existing Credit Agreement so as to, among other things, (i) modify the payment obligations and financial covenants of the Existing Credit Agreement in a manner consistent with the Borrowers' revised financial projections and business plan, and (ii) permit the consummation of the transactions contemplated by ING Loan Agreement, the Series C Preferred Agreement and the Flow Sale Agreement, among other things, to provide the Company and its Subsidiaries with sufficient capital to effect such revised business plan substantially in accordance with such financial projections; and

WHEREAS, on the Closing Date hereof and concurrently with the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement and the consummation of the transactions contemplated by the ING Loan Agreement and Flow Sale Agreement, the Available Commitment shall be reduced from $172,047,000 to $156,500,000 and the Company shall prepay the outstanding principal balance of all Loans by an amount equal to $15,500,000.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                        DEFINITIONS; RESTATEMENT; WAIVER
     1.01 Certain Defined Terms. The following terms have the following meanings:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

"Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Company, the net income of such Company and its Subsidiaries on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on its financial statements for such fiscal period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any business entity, substantially all the assets of which have been acquired in any manner, or which has merged or otherwise consolidated with and into the Company or any Subsidiary to the extent realized by such other business entity prior to the date of such acquisition, merger or consolidation; (d) earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or any Subsidiary shall have been merged, or which has been a party with the Company or any Subsidiary to any consolidation or other form of reorganization in which the Company or such Subsidiary is not the surviving entity, after the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Company or any Subsidiary or from cancellation or forgiveness of Indebtedness; and (g) gain arising from extraordinary items including restructuring charges, as determined in accordance with GAAP, or from any other non-recurring transaction.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

"Agent" means B of A in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 10.09.

"Agent-Related  Persons"  means  B  of  A  and any successor agent arising under
Section 10.09 and any successor letter of credit issuing lender hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Agent's  Payment  Office"  means the address for payments set forth on Schedule
11.02  or  such  other  address  as  the  Agent  may  from time to time specify.

"Agreement" means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

"Applicable  Margin"  shall mean, at all times, a per annum rate equal to 2.75%.

"Assignee"  has  the  meaning  specified  in  Section  11.08(a).

"Attorney Costs" means and includes all reasonable and customary fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

"Available Commitment" as to any Lender, means such Lender's Commitment and as to all Lenders, means the aggregate of such Lenders' Commitment, in each case as the same may be reduced from time to time pursuant to this Agreement.

"B of A" means Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), a national banking association.

"Bancomer Financing" the proposed financing to be provided to the Mexican Borrower by Bancomer, S.A. substantially on the terms and conditions described in Schedule 1.01-A and, in any event, approved in writing by the Majority Lenders.

"Bancomer Prepayment Amount" means, as of any date of the closing and funding the Bancomer Financing, an amount equal to the greater of:
     (a)     $7,500,000;  and
     (b)     the  product  of  (i)  $7,500,000  multiplied  by  (ii) a fraction:

(A)     the  numerator of which shall equal the sum of (1) $11,500,000 plus
(2) the positive amount, if any, by which the aggregate intercompany receivable owing from the Mexican Subsidiaries to the Company and the Domestic Subsidiaries exceeds $7,500,000 as of such date plus (3) the positive amount, if any, by which the aggregate gross amount of accounts receivable which arose from the sale of inventory produced or assembled by facilities owned or leased by the Mexican Subsidiaries exceeds $4,000,000 as of such date; and

(B)     the  denominator  of  which  shall  equal  $11,500,000.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sec.101, et seq.).

"Base Rate" means, with respect to an obligation denominated in Dollars for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by B of A in Charlotte, North Carolina as its "reference rate". The "reference rate" is a rate set by B of A or the Canadian Revolving Lender, as the case may be, based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by B of A or the Canadian Revolving Lender, as the case may be, shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Loan" means a Loan or an L/C Advance, that bears interest based on the Base Rate plus the Applicable Margin.

"Borrower"  means  any  of  the  Company, Mexican Borrower or Canadian Borrower.

"Borrowing" means a borrowing hereunder consisting of Loans made to the same Borrower on the same day by the Revolving Lenders under Article II. The making of a Swing Line Loan or Canadian Revolving Loan shall not constitute a Borrowing.

"Borrowing  Date" means any date on which a Borrowing occurs under Section 2.03.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or Charlotte, North Carolina are authorized or required by law to close and, with respect to any disbursements and payments in and calculations pertaining to any Canadian Revolving Loan, any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada and New York, New York are authorized or required by law to close.

"Canadian  Borrower"  means  Dominion  Castings Limited, an Ontario corporation.

"Canadian  Dollars"  or  "cdn"  means  the  lawful  currency  of  Canada.

"Canadian Revolving Lender" means Bank of America Canada, in its capacity as provider of the Canadian Revolving Loans.

"Canadian  Revolving  Loans"  has  the  meaning  specified  in  Section 2.05(a).

"Canadian  Subsidiary  Loan  Sublimit"  means  $5,000,000.

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

"Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

"Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

"Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

"Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lender and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at B of A. The Agent shall invest any and all available funds deposited in such deposit accounts, within 10 business days after the date the relevant funds become available, in securities issued or fully guaranteed or insured by the United States Government or any agency thereof backed by the full faith and credit of the United States having maturities of three months from the date of acquisition thereof (collectively, "Governmental Obligations"). The Company hereby acknowledges and agrees that the Agent shall not have any liability with respect to, and the Company hereby indemnifies the Agent against, any loss resulting from the acquisition of the Government Obligations and the Agent shall not have any obligation to monitor the trading activity of any such Governmental Obligations on and after the acquisition thereof for the purpose of obtaining the highest possible return with respect thereto, the Agent's responsibility being limited to acquiring such Governmental Obligations.

"Cash  Equivalents"  means:

(a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

(b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than six months, issued by any Lender, or by any U.S. commercial bank having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's; and

(c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months.

"Change of Control" means (a) any Person or any two or more Persons acting in concert (in any such case, excluding the ING Funds) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Company (or other securities convertible into such capital stock) representing 40% or more of the combined voting power of all capital stock of the Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

"Closing  Date"  means  the  date on which all conditions precedent set forth in
Section  5.01  are  satisfied  or  waived  by  all  Lenders.

"Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

"Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Collateral Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Collateral Agent.

"Collateral Agent" means the Agent acting in its capacity as Collateral Agent pursuant to the Collateral Documents.

"Collateral Coverage Ratio" means, as of any date of determination for the Company and its Subsidiaries on a consolidated basis, the ratio of (i) the sum of (A) the net book value of accounts receivable determined in accordance with GAAP as of such date, plus (B) the book value of inventory determined in accordance with GAAP as of such date, plus (C) $72,173,000, minus (D) the aggregate appraised orderly liquidation value, as of the Closing Date, and as set forth in (or reasonably extrapolated from, by the Agent in its reasonable determination) the appraisals most recently delivered to the Agent prior to the Closing Date, of machinery, equipment and real property sold or otherwise disposed of by the Company and its Subsidiaries after the Closing Date and prior to such date of determination (other than with respect to the Signal Division, the Company's Melrose Park facility and the asset subject to the Flow Sale), to
(ii)  the  Available  Commitment  in  effect  as  of  such  date.

"Collateral Documents" means, collectively, (a) the Security Agreements, the Guaranty of the Company pursuant to Article XII, each Subsidiary Guaranty, the Pledge Agreements, the Intellectual Property Assignments, the Mortgages and all other security agreements, patent and trademark assignments, guarantees and other similar agreements between the Company or its Subsidiaries and the Lenders or the Collateral Agent for the benefit of the Guaranteed Creditors, now or hereafter delivered to the Lenders or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Subsidiaries or any Guarantor as debtor in favor of the Lenders or the Collateral Agent for the benefit of the Guaranteed Creditors as secured party and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

"Commitment"  has  the  meaning  specified  in  Section  2.01.

"Commitment  Fee"  has  the  meaning  specified  in  Section  2.10(c).

"Company"  means  ABC-NACO  Inc.,  a  Delaware  corporation.

"Compliance Certificate" means a certificate substantially in the form of Exhibit B.

"Computation  Date"  has  the  meaning  specified  in  Section  2.07(d).

"Consolidated Interest Expense" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, plus the portion of the up-front costs and expenses for Swap Contracts (to the extent not included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, as determined in accordance with GAAP and after giving effect to any Swap Contract then in effect.

"Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety
Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

"Credit Extension" means and includes (a) the making of any Loans hereunder, and
(b)  the  Issuance  of  any  Letter  of  Credit  hereunder.

"Credit Party" means each Borrower and each Subsidiary that is a party to a Subsidiary Guaranty.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with Canadian Dollars on the most recent Computation Date provided for in Section 2.07(d).

"Dollar  Refunding  Amount"  has  the  meaning  specified in Section 2.05(b)(i).

"Dollars",  "dollars"  and  "$"  each  mean  lawful  money of the United States.

"Domestic Subsidiary" means each Subsidiary of the Company that is organized under the laws of the United States or any state thereof.

"EBITDA" means, for any period, the Company's and its Subsidiaries' Net Income on a consolidated basis, determined in accordance with GAAP; plus, to the extent deducted in the computation of Net Income for such period, (a) Consolidated Interest Expense, (b) income or franchise taxes paid or accrued and (c) amortization and depreciation expense; provided, however, that Net Income shall be computed for these purposes without giving effect to any non-cash, non-recurring extraordinary losses or special charges incurred during such period as a result of the impairment of long-term assets with respect to the Company's and its Subsidiaries' Calera, Permatrack, Cicero or Deco operations.

"Effective Amount" means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding LC Obligations on any date, the Dollar Equivalent amount of such LC Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

"Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company); (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is primarily engaged in the business of making, purchasing or otherwise investing in commercial loans; and (f) any other entity approved by the Agent (which approval shall not be unreasonably withheld).

"Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Company or any Subsidiary or taken as collateral, or in connection with any operations of the Company.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the Ley General del Equilibrio Ecologico y la Proteccion al Ambiente.

"Environmental  Permits"  has  the  meaning  specified  in  Section  6.12(b).

"ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

"Event of Default" means any of the events or circumstances specified in Section 9.01.

"Excess Cash Flow" means, with respect to any fiscal period of the Company: (a) the Company's Adjusted Net Earnings from Operations for such period; minus (b) the sum of (i) all regularly scheduled installments of Indebtedness (and, without duplication, mandatory reductions to the Lender's Commitments) which were actually paid in cash (or made effective, in the case of Commitment reductions) by the Company during such fiscal period; (ii) bank charges and deferred financing fees and bank agency fees paid in cash during such period,
(iii) Capital Expenditures which were actually paid in cash by the Company and its Subsidiaries during such fiscal period to the extent permitted hereunder, other than any such payments already deducted in the computation of the Company's Adjusted Net Earnings from Operations or pursuant to clause (i) above; plus (c) the sum of (i) any depreciation and amortization expense deducted in determining net income for such fiscal period; (ii) other non-cash charges deducted in computing such net income; (iii) any decrease in the Company's current assets other than cash during such period; and (iv) any increase in the Company's current liabilities during such period; minus (d) the sum of (i) any increase in such Company's current assets other than cash during such period; and (ii) any decrease in such Company's current liabilities during such period.

"Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

"Existing Defaults" has the meaning specified in the recitals to this Agreement.

"FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

"Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (Chicago time) on that day by each of three leading brokers of Federal funds transactions in Chicago, Illinois selected by the Agent.

"Fiscal Quarter" means the quarterly accounting periods of the Company ending on March 31, June 30, September 30 and December 31 of each fiscal year.

"Flow  Assets"  has  the  meaning  specified  in the recitals to this Agreement.

"Flow  Purchaser"  has  the meaning specified in the recitals to this Agreement.

"Flow Sale" the disposition of the Flow Assets pursuant to the Flow Sale Agreement.

"Flow Sale Agreement" has the meaning specified in the recitals to this Agreement.

"Flow Sale Note" means that certain Junior Subordinated Note executed and delivered by the Flow Purchaser and made payable to the Company in an aggregate original principal amount of $4,000,000 in partial consideration of the Flow Sale.

"Foreign Subsidiary" means each Subsidiary of the Company that is not a Domestic Subsidiary.

"FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

"Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

"FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of B of A, or such other of B of A's offices as B of A may designate from time to time.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that for purposes of all computations required to be made with respect to compliance by the Company with Sections 8.13 through 8.16, such term shall mean generally accepted accounting principles as in effect on the date of this Agreement, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.11(a).

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guaranteed Creditors" shall mean and include Agent, the Lenders, each Person (other than any Credit Party) which is a party to a Permitted Swap Obligation if such Person is or at the time of entry into such Permitted Swap Obligation was a Lender or an Affiliate of a Lender, and LaSalle Bank, N.A., as provider of cash management services to the Company with respect to up to $5,000,000 of obligations owing to such institution with respect to such services.

"Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Subsidiary Borrower or otherwise) on each Note issued by a Subsidiary Borrower to each Lender, and Loans made under this Agreement to any Subsidiary Borrower and all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued for the benefit of any Subsidiary Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Subsidiary Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by any Subsidiary Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar proceeding under applicable law, would become due) of the Company or any Subsidiary owing under any Permitted Swap Obligations entered into by the Company or any Subsidiary with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Permitted Swap Obligations and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

"Guarantor" means each Domestic Subsidiary of the Company and, to the extent required or requested pursuant to Section 7.15, each other Foreign Subsidiary of the Company.

"Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

"Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

"Honor  Date"  has  the  meaning  specified  in  Section  3.03(b).

"ING  Funds"  has  the  meaning  specified  in  the  recitals to this Agreement.

"ING Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith among the ING Funds and the Collateral Agent with respect to such parties' liens and security interests in the property of the Company and its Subsidiaries.

"ING  Loan"  has  the  meaning  specified  in  the  recitals  to this Agreement.

"ING Loan Agreement" has the meaning specified in the recitals to this Agreement.

"Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments and all L/C Obligations; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

"Indemnified  Liabilities"  has  the  meaning  specified  in  Section  11.05.

"Indemnified  Person"  has  the  meaning  specified  in  Section  11.05.

"Independent  Auditor"  has  the  meaning  specified  in  Section  7.01(a).

"Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

"Intellectual Property Assignments" means, collectively, those certain patent security agreements and trademark agreements duly executed and delivered by the Company and certain Subsidiaries in favor of the Collateral Agent, for the benefit of itself and the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Intercompany Indebtedness" means Indebtedness of the Company, any Subsidiary Borrower or any of their respective Subsidiaries which, in the case of any Borrower, is owing to any Subsidiary of any Borrower and which, in the case of any Subsidiary of any Borrower, is owing to any Borrower or any of their other Subsidiaries.

"Interest  Payment  Date"  means  the  last Business Day of each calendar month.

"Investments"  has  the  meaning  specified  in  Section  8.04.

"IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

"Irregular Items" means, with respect to any period of determination, losses (or income) from irregular charges incurred by the Company and its Subsidiaries on a consolidated basis after determination of EBITDA and equity (or income) from joint ventures and before determination of Net Income (excluding, however any charges or losses of up to $2,000,000 in the aggregate incurred in connection with the severance of employment of Joseph A. Seher), in each case with respect to discontinued operations, extraordinary items, unusual losses (and gains), changes in accounting principles or changes in estimates, and in each case determined in accordance with GAAP.

"Issuance  Date"  has  the  meaning  specified  in  Section  3.01(a).

"Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

"Issuing Lender" means B of A in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.01(b) or Section 10.09.

"Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

"Judgment  Currency"  has  the  meaning  specified  in  Section  11.18.

"L/C Advance" means each Revolving Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

"L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

"L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

"L/C Commitment" means the commitment of the Issuing Lender to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $15,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.08; provided that the L/C Commitment is a part of the Available Commitments, rather than a separate, independent commitment.

"L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

"L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

"Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include B of A, including in its capacity as Issuing Lender, and the Canadian Revolving Lender; for purposes of clarification only, to the extent that B of A or the Canadian Revolving Lender may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Lender or Canadian Revolving Lender, as the case may be, its status as such will be specifically referenced.

"Letters of Credit" means any letter of credit that is Issued by the Issuing Lender pursuant to Article III.

"Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

"Loan" means an extension of credit by a Lender to a Credit Party under Article II or Article III in the form of a Revolving Loan, Swing Line Loan, Canadian Revolving Loan or L/C Borrowing.

"Loan Documents" means this Agreement, any Notes, the L/C-Related Documents, the Collateral Documents, the ING Intercreditor Agreement, the Warrant Documents and all other documents delivered to the Agent or any Lender in connection herewith.

"Majority Lenders" means, at any time, Lenders then holding in excess of 66 2/3% of the then aggregate unpaid principal amount of the Loans, or if no Loans are outstanding, Lenders then having in excess of 66 2/3% of the aggregate amount of the Commitments.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

"Mexican  Borrower"  means  ABC-NACO  Latino  America,  S.A.  de  C.V. (formerly
ABC-NACO  de  Mexico  S.A.  de  C.V.),  a  Mexican  corporation.

"Mexican Subsidiaries" means, collectively, the Mexican Borrower, ABC-NACO Servicios Ferroviarios, S.A. de C.V., a Mexican corporation, Comercializadora National Castings, S.A. de C.V., a Mexican corporation, National Castings de Mexico, S.A. de C.V., a Mexican corporation, and Servicios National Castings, S.A. de C.V., a Mexican corporation.

"Mexican Subsidiary Guaranty" means that certain Guaranty, dated as of February 19, 1999 by the Mexican Subsidiaries in favor of the Collateral Agent, on behalf of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Mexican  Subsidiary  Loan  Sublimit"  means  $5,000,000.

"Moody's"  means  Moody's  Investors  Service,  Inc.

"Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

"Mortgages" means those certain mortgages and deeds of trusts executed and delivered by the Company and certain Subsidiaries in favor of the Collateral
Agent, on behalf of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Net Income" shall mean for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary or on which its assets are acquired by the Company or any Subsidiary of the Company, (ii) the net income (loss) of any Person which is not a consolidated Subsidiary except to the extent of the amount of cash dividends or distributions paid to the Company or to a consolidated Subsidiary of the Company and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

"Net Proceeds" means (a) with respect to any sale of property or collection of the proceeds of any tax refund, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such sale or collection or subsequent thereto, or (b) with respect to any sale or issuance of equity or debt securities of the Company or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such sale or issuance or subsequent thereto, net, in the case of either clause (a) or (b), of all out-of-pocket legal, title and recording tax expenses, commissions and other fees and all out-of-pocket costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions.

"Note" means a promissory note executed by the Company, Mexican Borrower or Canadian Borrower in favor of a Lender pursuant to Section 2.02, in substantially the form of Exhibit G-1 or G-2 or G-3 or G-4, as applicable.

"Notice  of  Borrowing"  means  a notice in substantially the form of Exhibit A.

"Notice  of  Canadian  Revolving  Loan  Refunding"  has the meaning specified in
Section  2.05(b)(i).

"Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Credit Party to any Lender, the Agent, the Collateral Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

"Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

"Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

"Participant"  has  the  meaning  specified  in  Section  11.08(d).

"PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

"Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

"Permitted  Foreign  Subsidiary  Indebtedness"  has  the  meaning  specified in
Section  8.05(f).

"Permitted  Liens"  has  the  meaning  specified  in  Section  8.01.

"Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts entered into prior to the date hereof and listed on Schedule 1.01-B, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan. "Pledge Agreements" means, collectively, those certain pledge agreement, duly executed and delivered by each of the Company and certain Subsidiaries pledging the stock of its Subsidiaries to the Collateral Agent, for the benefit of itself and Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.
"Pledged Collateral" has the meaning specified in the relevant Pledge Agreement.

"Projections"  has  the  meaning  specified  in  Section  6.11(b).

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Pro Rata Share" means, as to any Revolving Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Revolving Lender's Commitment divided by the combined Commitments of all Revolving Lenders, or, if the Commitments have been terminated, such Lender's outstanding Loans and L/C Obligations divided by the combined outstanding Loans and L/C Obligations of the Revolving Lenders.

"Released  Claims"  has  the  meaning  specified  in  Section  11.21.

"Releases"  has  the  meaning  specified  in  Section  11.21.

"Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" means the chief executive officer, the president, the executive vice president-treasury, corporate development and secretary, the executive vice president and chief administrative officer or the corporate treasurer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the vice president and chief accounting officer or the corporate treasurer of the Company, or any other officer having substantially the same authority and responsibility.

"Restructuring Documents" means, collectively, this Agreement, the other Loan Documents, the ING Loan Agreement, the Series C Preferred Agreement, the ING Intercreditor Agreement, the Flow Sale Agreement, the Series B Exchange Agreement and each agreement, document, instrument described in such agreement and to be executed or delivered on the Closing Date pursuant to such agreements.

"Restructuring Transactions" means (i) the restatement and amendment of the Existing Credit Agreement pursuant to the terms and conditions of this Agreement and the execution and delivery of each of the other Loan Documents being executed and delivered on the Closing Date, (ii) the funding of the ING Loan pursuant to the terms and conditions of the ING Loan Agreement, (iii) the execution and delivery of the Series C Preferred Agreement, (iv) the consummation of the Flow Sale pursuant to the terms and conditions of the Flow Sale Agreement and (iv) the exchange of the Company's Series B Preferred Stock for the Company's Series B-1 Preferred Stock pursuant to the Series B Exchange Agreement.

"Revolving Lenders" means each of the Lenders other than the Canadian Revolving Lender.

"Revolving  Loan"  has  the  meaning  specified  in  Section  2.01.

"S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

"Scheduled  Commitment  Reduction"  has the meaning specified in Section 2.8(b).

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Security Agreements" means, collectively, those certain security agreements executed and delivered by each of the Company and certain Subsidiaries in favor of the Collateral Agent, for the benefit of itself and the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Series B Exchange Agreement" that certain Exchange Agreement dated as of April 17, 2001 among the Company and the holders of the Series B Preferred Stock.

"Series B Preferred Stock" means the Company's Series B Cumulative Convertible Preferred Stock.

"Series B-1 Preferred Stock" means the Company's Series B-1 Cumulative Convertible Participating Preferred Stock.

"Series C Preferred Agreement" has the meaning specified in the recitals to this Agreement.

"Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock.

"Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

"Spot Rate" for a currency means the rate quoted by B of A as the spot rate for the purchase by B of A of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

"SubDebt" Consent Solicitation" means the Company's written request of the trustee and holders of notes under the Subordinated Debt Indenture of a waiver of any and all existing violations by the Company of its financial covenants under such indenture for the periods ended December 31, 2000 and March 31, 2001 and an amendment with respect to such financial covenants for subsequent periods during 2001 and 2002 to the extent the Projections indicate that a material risk of noncompliance with respect to any such financial covenants during such periods may occur.

"Subordinated Debt" means all Indebtedness evidenced by the Subordinated Debt Indenture and the related notes issued thereunder and all interest, fees, premiums, redemption, rescission claims and other amounts among thereunder or with respect thereto.

"Subordinated Debt Indenture" means that certain Indenture dated as of January 15, 1997 between the Company (formerly known as ABC Rail Products Corporation) and U.S. Bank National Association (as successor trustee to First Trust National Association, formerly First Trust of Illinois, National Association), as trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of January 15, 1997, that certain Second Supplemental
Indenture dated as of December 1, 1997, that certain Third Supplemental Indenture dated as of September, 2000, that certain Officer's Certificate dated as of January 29, 1997 with respect to the Company's 10% Senior Subordinated Notes, Series A, Due 2004, and that certain Officer's Certificate dated as of December 17, 1997 with respect to the Company's 10% Senior Subordinated Notes, Series B, Due 2004.

"Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

"Subsidiary  Borrower"  means  either  of Mexican Borrower or Canadian Borrower.

"Subsidiary Guaranty" means those certain guaranties duly executed and delivered by the Guarantors in favor of the Agent, on behalf of the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Surety Instruments" means all letters of credit (including standby and documentary), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

"Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

"Swing  Line  Commitment"  means  at  any time, the obligation of the Swing Line
Lender  to  make  Swing  Line  Loans  pursuant  to  Section  2.04.

"Swing Line Lender" means B of A, in its capacity as provider of the Swing Line Loans.

"Swing  Line  Loan"  means  a  Loan  made  by  the  Swing  Line  Lender.

"Swing Line Note" means a promissory note in substantially the form of Exhibit G-4.

"Swing Line Rate" means, at any time, for each Swing Line Loan, the Base Rate plus the Applicable Margin in respect of Base Rate Loans.

"Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office.

"Termination  Date"  means  the  earlier  to  occur  of:
(a)     January  5,  2003;  and
(b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

"Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Uniform Commercial Code" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

"United  States"  and  "U.S."  each  means  the  United  States  of  America.

"Warrant Documents" means that certain Warrant Purchase Agreement of even date herewith among the Company, the Agent and the Lenders, together with each of those certain Warrants to Purchase Common Stock issued thereunder by the Company to each of the Lenders, that certain Registration Rights Agreement, and that certain Tag-Along Rights Agreement, in each case, executed and delivered in connection therewith and as the same may be amended, supplemented or otherwise modified from time to time.

"Wholly-Owned Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity in which (other than directors' qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

"Wholly-Owned Domestic Subsidiary" and "Wholly-Owned Foreign Subsidiary" shall have correlative meanings.

1.02     Other  Interpretive  Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)     (i)     The  term  "documents"  includes  any  and  all  instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation."

(iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or the Lenders' involvement in their preparation.

1.03     Accounting  Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied in accordance with past practices.

(b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

(c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Company, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Company's financial condition will be the same after such changes as if such changes had not occurred.

1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars of an amount in Dollars, and the equivalent in Dollars of an amount in Canadian Dollars, shall be determined at the Spot Rate.

1.05     Restatement and Amendment; Effect.

(a)  Upon the effectiveness of this
Agreement pursuant to Section 5.01, this Agreement shall amend and restate in its entirety the Existing Credit Agreement, and all "Loans," "Letters of Credit," "L/C Obligations," interest, fees, reimbursement claims, indemnity claims, and other "Obligations" under the Existing Credit Agreement (as each of such terms are defined therein) shall constitute Loans, Letters of Credit, L/C Obligations and Obligations under and as defined in this Agreement. Without limiting the foregoing, none of such Obligations shall be deemed to have been repaid or refinanced pursuant to this Agreement upon the effectiveness hereof nor shall such effectiveness be deemed to effect a novation thereof.

(b) All interest and fees which are accrued and unpaid under the Existing Credit Agreement as of the effectiveness of this Agreement shall be due and payable on the next due date for interest and fees, as applicable, pursuant to the terms of this Agreement. Notwithstanding anything herein to the contrary, all "Offshore Rate Loans" which are outstanding under and defined in the Existing Credit Agreement as of the effectiveness of this Agreement, if any, shall automatically convert into Base Rate Loans pursuant to this Agreement upon the expiration of each applicable "Interest Period" (as defined in the Existing Credit Agreement) which is pending with respect to such Loans as of the Closing Date and shall remain subject to the terms of Section 4.04 of the Existing Credit Agreement until the time of such conversion.

1.06 Waiver of Existing Defaults. Effective upon the satisfaction of each of the conditions set forth in Section 5.01, each of the Lenders hereby waives each of the Existing Defaults under the Existing Credit Agreement. Notwithstanding such waiver, no waiver is being hereby given with respect to any Event of Default or Default under and as defined in this Agreement whether or based upon the same or similar events or conditions giving use to the Existing Defaults.
                                   ARTICLE II

                                   THE CREDITS

2.01 Amounts and Terms of Commitments. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company or to the Mexican Borrower denominated in Dollars (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate principal Dollar
Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 (such amount, as the same may be reduced pursuant to the terms hereof, the Lender's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans (exclusive of Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), the Effective Amount of all outstanding Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the combined Available Commitments or Available Commitment, respectively (and the Effective Amount of the Revolving Loans of any Lender plus such Revolving Lender's Pro Rata Share of the Effective Amount of all Canadian Revolving Loans plus the participation of such Lender in the Effective Amount of all L/C Obligations shall not at any time exceed such Lender's Available Commitment as may be reduced pursuant to the terms hereof); provided further that, the Mexican Borrower shall only be permitted to make borrowings of Revolving Loans denominated in Dollars not exceeding the Mexican Subsidiary Loan Sublimit. Within the limits of each Revolving Lender's combined Available Commitments or Available Commitment, respectively, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01.

2.02     Loan  Accounts;  Notes.

(a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Lender and each Lender shall be presumed correct absent manifest error of the amount of the Loans made by the Lenders to the applicable Borrower and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company, Mexican Borrower or Canadian Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall record on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the applicable Borrower with respect thereto. Each such Lender is irrevocably authorized by the applicable Borrower to make such recordations on its Note(s) and each Lender's record shall be presumed correct absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the applicable Borrower hereunder or under any such Note to such Lender.

(c) On the Closing Date, the Company shall execute and deliver in favor of each Lender a substitute and amended Note in the form of Exhibit G-1 hereto, the Mexican Borrower shall execute and deliver in favor of each Lender a substitute and amended Note in the form of Exhibit G-2 hereto, the Canadian Borrower shall execute and deliver in favor of the Canadian Revolving Lender a substitute and amended Note in the form of Exhibit G-3 hereto, and the Company shall execute and deliver in favor of the Swing Line Lender a substitute and amended Note in the form of Exhibit G-4 hereto. Each such substitute and amended Note shall replace the respective Notes held by the Lenders prior to the Closing Date pursuant to the Existing Credit Agreement. Such issuance of substitute and amended Notes hereunder shall not constitute or evidence a refinancing or novation of the indebtedness theretofore evidenced by such previous Notes, but merely a modification and replacement of such previous
Notes. Promptly following its receipt of such substitute and amended Notes hereunder and the satisfaction of the conditions set forth in Section 5.01, each Lender shall deliver to the Agent each previous Note it held pursuant to the Existing Credit Agreement and, upon the Agent's receipt of such previous Notes, the Agent shall mark such Notes as "substituted and amended" and shall return each such previous Note to the Company.

2.03     Procedure  for  Borrowing  by the Company or the Mexican Borrower.

(a) Each Borrowing by the Company or the Mexican Borrower (other than an L/C Borrowing) shall be made upon the Company's (acting on behalf of the applicable Borrower) irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) on the date of the requested Borrowing Date, specifying:

(i) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000, or any multiple of $100,000 in excess thereof; and

(ii)     the  requested  Borrowing  Date,  which  shall  be  a  Business  Day.

(b) Each Revolving Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the applicable Borrower at the Agent's Payment Office on the Borrowing Date requested by the applicable Borrower in immediately available funds by 2:00 p.m. (Chicago time). The proceeds of all such Loans will promptly thereafter be made available to the applicable Borrower by the Agent at such office by crediting the account of the Borrower on the books of B of A with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

(c) The Borrowers hereby authorize the Lenders and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrowers. The Company or the applicable Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.04     The  Swing  Line  Loans.

(a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans to the Company denominated in Dollars from time to time prior to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 (the "Swing Line Commitment");
provided, that after giving effect to any such Swing Line Loan, the Effective Amount of all Loans, Swing Line Loans and the Effective Amount of all L/C Obligations at such time would not exceed the aggregate Available Commitments of all of the Lenders at such time. Prior to the Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Swing Line Rate.

(b) The Company may borrow under the Swing Line Commitment on any Business Day until the Termination Date; provided, that the Company shall give the Swing Line Lender irrevocable written notice signed by a Responsible Officer or an authorized designee (which notice must be received by the Swing Line Lender prior to 12:00 p.m. (Chicago time)) with a copy to the Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company in immediately available funds at the office of the Swing Line Lender by 1:00 p.m. (Chicago time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 a.m. (Chicago time) on any Business Day of the date and amount of prepayment with a copy to the Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

(c) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the fifth Business Day following the date of such Swing Line Loan or on the last Business Day of the month of such Swing Line Loan, and if by such time on such Business Day the Agent shall have received neither (i) a Notice of Borrowing delivered by the Company pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the principal amount of such Swing Line Loan nor (ii) any other notice satisfactory to the Agent indicating the Company's intent to repay such Swing Line Loan on or before the immediately succeeding Business Day with funds obtained from other sources, then on such Business Day the Swing Line Lender shall (and on any Business Day the Swing Line Lender in its sole discretion may), on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request the Agent to notify each Revolving Lender to make a Base Rate Loan in an amount equal to such Revolving Lender's Pro Rata Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given; provided, that absent notice by the Company to the contrary by such time on such fifth Business Day, the Company shall be deemed to have requested, at the end of such five Business Day period, that each outstanding Swing Line Loan be extended for an additional period of five Business Days, so long as the conditions specified in Section 5.02 would be satisfied at the beginning of each such additional period, treating each such extension as if it were the making of a new Loan. Unless any of the events described in subsection 9.01(f) or (g) shall have occurred with respect to the Company (in which event the procedures of paragraph (e) of this Section 2.04 shall apply) each Revolving Lender shall make the proceeds of its Revolving Loan available to the Agent for the account of the Swing Line Lender at the Agent's Payment Office in funds immediately available prior to 1:00 p.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

(d)     Notwithstanding  anything  herein to the contrary, the Swing Line Lender
(i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article V have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to noon (Chicago time) on the day immediately preceding the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Revolving Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in Article V are not then satisfied.

(e)     If  prior  to  the  making  of  a  Revolving Loan required to be made by
Section 2.04(c) an Event of Default described in subsection 9.01(f) or 9.01(g) shall have occurred and be continuing with respect to the Company, each Revolving Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in Section 2.04(c), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Revolving Lender will immediately transfer to the Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation.

(f) Whenever, at any time after a Revolving Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for delivery to each Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving
Lender will return to the Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Agent or the Swing Line Lender to it.

(g) Each Lender's obligation to make the Revolving Loans referred to in subsection 2.04(c) and to purchase participating interests pursuant to subsection 2.04(e) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.05     Canadian  Revolving  Loans.

(a) Subject to the terms and conditions hereof and to the specific provisions set forth on Schedule 2.05 hereto, the Canadian Revolving Lender agrees to make loans or other extensions of credit to the Canadian Borrower denominated in Dollars or Canadian Dollars (each such loan or extension of credit, a "Canadian Revolving Loan") from time to time prior to the Termination Date, in an aggregate principal Effective Amount at any time outstanding not to exceed the Canadian Subsidiary Loan Sublimit; provided, however, that, after giving effect to any such Canadian Revolving Loans (exclusive of the Effective Amount of Canadian Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Revolving Loans), the Effective Amount of all outstanding Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the combined Available Commitments of the Revolving Lenders.

(b) (i) If any Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) shall occur and be continuing, the Canadian Revolving Lender may, in its sole and absolute discretion, direct that the Canadian Revolving Loans owing to it be refunded by delivering a notice (with such detail as the Agent shall request, a "Notice of Canadian Revolving Loan Refunding") to the Agent. Upon receipt of such notice, the Agent shall (A) promptly give notice of the contents thereof to the Revolving Lenders and, unless an Event of Default described in Section 9.01(f) or 9.01(g) shall have occurred, to each Borrower and (B) calculate the Dollar Equivalent Amount of the aggregate principal amount of the Canadian Revolving Loans outstanding as of the date the Agent received such Notice of Canadian Revolving Loan Refunding (the "Dollar Refunding Amount"). Each such Notice of Canadian Revolving Loan Refunding shall be deemed to constitute delivery of a notice to the Agent requesting each Revolving Lender to purchase an undivided participating interest in the outstanding Canadian Revolving Loans whereupon each Revolving Lender shall purchase an undivided participating interest in the outstanding Canadian Revolving Loans in a Dollar Equivalent Amount equal to such Revolving Lender's Pro Rata Share of the aggregate principal amount of such Canadian Revolving Loans. Each Revolving Lender shall immediately transfer to the Canadian Revolving Lender, in immediately available funds, the amount of its participation. From and after the date of any such purchase of any participating interests, the Agent will act as Collateral Agent in respect of the Collateral securing the Canadian Revolving Loans for the benefit of each Lender who has purchased such a participating interest.

(ii) Whenever, at any time after a Revolving Lender has purchased a participating interest in a Canadian Revolving Loan, the Canadian Revolving Lender receives any payment on account thereof, the Canadian Revolving Lender will distribute to the Agent for delivery to each Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Canadian Revolving Lender is required to be returned, such Revolving Lender will return to the Agent for delivery to the Canadian Revolving Lender any portion thereof previously distributed by the Agent or the Canadian Revolving Lender to it.

(iii) Each Revolving Lender's obligation to purchase the participating interests referred to in subsection 2.05(b)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or the Company may have against the Canadian Revolving Lender, the Company or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company,
(iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.06 Voluntary Termination or Reduction of Available Commitments. The Company may, upon not less than one Business Days' prior written notice to the Agent, terminate the Available Commitments or permanently reduce the Available Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (a) the then outstanding Dollar Equivalent Effective Amount of all Loans and L/C Obligations together would exceed the amount of the combined Available Commitments then in effect, (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment, (c) the Effective Amount of all Revolving Loans to Mexican Borrower would exceed the Mexican Subsidiary Loan Sublimit or (d) the Effective Amount of all Canadian Revolving Loans to Canadian Borrower would exceed the Canadian Subsidiary Loan Sublimit. Once reduced in accordance with this Section, the Available Commitments as so reduced may not be increased.
Absent notice as set forth in this Section 2.06, no voluntary prepayment of Loans shall permanently reduce the Available Commitments. Any reduction of the Available Commitments shall be applied to each Lender according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Available Commitments shall be applied to reduce the L/C Commitment and/or the Mexican Subsidiary Loan Sublimit and/or the Canadian Subsidiary Loan Sublimit (with, in such case, a copy of such notice to the Canadian Revolving Lender). All accrued Available Commitment fees and letter of credit fees to, but not including, the effective date of any reduction or termination of the Available Commitments shall be paid on the effective date of such reduction or termination.

2.07     Prepayments.

(a) Without premium or penalty, the Company or the Mexican Borrower may, at any time or from time to time, by 11:00 a.m. (Chicago time) on the day of such prepayment in the case of Base Rate Loans, prepay Revolving Loans ratably among the Lenders in whole or in part in minimum Dollar Equivalent amounts of $1,000,000, or any Dollar Equivalent multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the applicable Borrower, the date and amount of such prepayment. Such notice shall not thereafter be revocable by the applicable Borrower, and the Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid.

(b) If on any day the Agent shall have determined that the Dollar Equivalent Effective Amount of all Loans and L/C Obligations then outstanding exceeds the combined Available Commitments of the Lenders, then the Borrower shall immediately, and without notice or demand, make prepayments of Loans such that, after giving effect to all such prepayments, the Effective Amount of all Loans plus the Effective Amount of L/C Obligations does not exceed the combined Available Commitments.

(c) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. If on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Available Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

(d) If on any day (a "Computation Date") the Canadian Revolving Lender or the Agent shall have determined that the Dollar Equivalent Effective Amount of all Canadian Revolving Loans then outstanding exceeds the Canadian Subsidiary Loan Sublimit by more than 2% of the Canadian Subsidiary Loan Sublimit due to a change in applicable rates of exchange between Dollars and the Canadian Dollar, then the Canadian Revolving Lender may in its sole discretion require the Agent to, or the Agent in its own discretion may, give notice to the Canadian Borrower that a prepayment is required under this section, and Canadian Borrower agrees thereupon to immediately make a prepayment of Canadian Revolving Loans such that, after giving effect to all such prepayments, the Effective Amount of all Canadian Revolving Loans does not exceed the Canadian Subsidiary Loan Sublimit.

(e) On the Business Day of its receipt of the proceeds from the sale of any property of the Company or any Subsidiary, its receipt of any insurance or condemnation proceeds with respect to any property of the Company or any Subsidiary, or the receipt of the proceeds of any tax refund by the Company or any Subsidiary, the Company shall prepay the Revolving Loans in an amount equal to 100% of the Net Proceeds realized upon any such receipt of proceeds; provided, however, that (i) no such prepayment shall be required with respect to sales of inventory in the ordinary course of the Company's and the Subsidiaries' business (other than bulk sales of inventory or sales of scrap or obsolete inventory), (ii) no such prepayment shall be required with respect to up to $1,500,000 in gross consideration after the Closing Date from sales of obsolete equipment and scrap inventory, (iii) the proceeds from the collection of the Signal Division receivables, the Signal Division sale escrow, and any other payments received by the Company or its Subsidiaries with respect to its sale of the Signal Division, in each case pursuant to or in connection with that certain Stock Purchase Agreement dated as of February 23, 2001 among the Company, ABC-NACO Rail Systems Inc., Track Holding Inc. and Balfour Beatty, Inc., shall result in required prepayments under this subsection in accordance with Schedule 2.07(e), (iv) the Company shall prepay the Revolving Loans in the amount of $15,500,000 concurrently with the consummation of the Flow Sale, and (v) no prepayment shall be required with respect to proceeds of casualty insurance if the Company shall have notified the Agent within 30 days of the casualty that it intends to repair or rebuild the property subject to such casualty, the Company shall have provided the Agent within 90 days of the casualty with a detailed plan (including actual contractor's bids and specifications) for such repair or rebuilding, the Company or affected Subsidiary shall have in good faith proceeded and continue to proceed, diligently with such plan, the Company shall present all invoices for the expenses of such plan prior to making any payments with respect to such plan, and such repair or rebuilding shall have been substantially completed within 120 days of such casualty. Concurrently with each prepayment of the Revolving Loans pursuant to this Section 2.07(e), the Available Commitments shall be permanently reduced by the required amount of such prepayment and, in addition, the Scheduled Commitment Reduction(s) next succeeding the date of such prepayment shall be reduced by the amount of such prepayment; provided, however, that upon the consummation of the Flow Sale, the Commitments shall be reduced to $156,500,000 and no additional adjustment to the Scheduled Commitment Reductions shall be made concurrently with such sale at such time. Notwithstanding the foregoing, if, following the Closing Date, any additional payments are made to or on behalf of the Company or its Subsidiaries pursuant to the Flow Sale Agreement, the Company shall thereupon immediately prepay the Revolving Loans, and the Available Commitments shall be thereupon permanently reduced, in amounts equal to such payments pursuant to this subsection as if the Company had received Net Proceeds from an asset sale in such amounts. Each such prepayment and reduction of the Available Commitments and Scheduled Commitment Reductions shall be allocated ratably among the Revolving Lenders in accordance with their respective Pro Rata Shares. The Company shall use its best efforts to notify the Agent and each Revolving Lender of each transaction giving rise to any required prepayment hereunder as soon as practicable and in no event later than ten (10) Business Days before such transaction is consummated.

(f) On the Business Day of its receipt by the Company or any Subsidiary of the proceeds from the sale or issuance of any equity securities (including, without limitation, the issuance of options, warrants or convertible securities, and the issuance of equity securities upon the exercise or conversion of any such options, warrants or convertible securities) or issuance or incurrence of Indebtedness for borrowed money, the Company shall prepay the Revolving Loans in an amount equal to 100% of the Net Proceeds realized upon such receipt of proceeds; provided, however, that (i) no such prepayment shall be required with respect to the issuance or incurrence of the ING Loan on the Closing Date, (ii) no such prepayment shall be required with respect to the issuance of Series C Preferred Stock pursuant to the Series C Preferred Agreement to the extent the proceeds of such issuance are used to repay in full the outstanding principal balance of the ING Loan on the date of such issuance, (iii) no such prepayment shall be required with respect to the issuance by the Company of stock options to the Company's management, or the exercise of such options, provided the aggregate Net Proceeds received by the Company and its Subsidiaries after the Closing Date with respect to such options does not exceed $1,000,000, no such prepayment shall be required with respect to any cashless exercise or cancellation of stock options, or with respect to any cashless conversion of Series B Preferred Stock, Series B-1 Preferred Stock, or Series C Preferred Stock in any case into common stock, (v) no such prepayment shall be required with respect to the issuance or incurrence of Indebtedness permitted under clause (d) or (e) of Section 8.05 hereof, (vi) no such prepayment shall be required with respect to the issuance of any warrants pursuant to the Warrant Documents, (vii) no such prepayment shall be required with respect to the issuance of Series B-1 Preferred Stock pursuant to the Series B Exchange Agreement and (viii) the Company shall prepay the Revolving Loans an amount equal to the greater of the Bancomer Prepayment Amount and 50% of the Net Proceeds of Bancomer Financing. Concurrently with each prepayment of the Revolving Loans pursuant to this Section 2.07(f), the Available Commitments shall be permanently reduced by the required amount of such prepayment and, in addition, the Scheduled Commitment Reduction(s) next succeeding the date of such prepayment shall be reduced by the amount of such prepayment. Each such prepayment and reduction of the Available Commitments and Scheduled Commitment Reductions shall be allocated ratably among the Revolving Lenders in accordance with their respective Pro Rata Shares. The Company shall use its best efforts to notify the Agent and each Revolving Lender of each transaction giving rise to any required prepayment hereunder as soon as practicable and in no event later than ten (10) Business Days before such transaction is consummated.

(g) On April 15, 2002 (or such earlier date on which the Company delivers pursuant to Section 7.01(a) its annual financial statements to the Agent with respect to the Company fiscal year ending December 31, 2001), the Company shall prepay the Revolving Loans in an amount equal to 70% of Excess Cash Flow for its fiscal year ended December 31, 2001. On the forty-fifth (45th) calendar day immediately following the end of each of the Company's Fiscal Quarters ending on or after March 31, 2002 (or, with respect to any such Fiscal Quarters, such earlier date on which the Company delivers pursuant Section 7.01(b) its quarterly financial statements to the Agent with respect to such Fiscal Quarter), the Company shall prepay the Revolving Loans in an amount equal to 70% of Excess Cash Flow for such Fiscal Quarter ended. Concurrently with each prepayment of the Revolving Loans pursuant to this Section 2.07(g), the Available Commitments shall be permanently reduced by the required amount of such prepayment and, in addition, the Scheduled Commitment Reduction(s) next succeeding the date of such prepayment shall be reduced by the amount of such prepayment. Each such prepayment and reduction of the Available Commitments and Scheduled Commitment Reductions shall be allocated ratably among the Revolving Lenders in accordance with their respective Pro Rata Shares.

2.08     Repayments  and  Scheduled  Commitment  Reductions.

(a)     The Borrowers shall repay to the Lenders in full on the Termination
Date the aggregate principal amount of their respective Loans and other obligations outstanding on such date.

(b) Notwithstanding anything to the contrary herein and independent of any other obligation to make any reduction of the Commitments, the aggregate Commitments shall be permanently reduced on the following dates by the amounts set forth opposite such date, as such amounts may be reduced pursuant to Section
2.07  (each,  a  "Scheduled  Commitment  Reduction").

                                      Scheduled
                            Date     Commitment Reduction
                           12/31/01     $   4,500,000
                            4/15/02     $   2,000,000
                            1/5/03      $ 150,000,000.

(c)     Concurrently  with  each  Scheduled  Commitment Reduction, the
Company shall prepay the Revolving Loans the extent the Dollar Equivalent Effective Amount of the aggregate outstanding principal balance of all Loans and L/C Obligations exceeds the Available Commitment after giving effect to such Scheduled Commitment Reduction.

(d) Each reduction of the Commitments pursuant to clause (b) above shall be applied to each Lender in accordance with its Pro Rata Share and the Commitments once reduced may not be increased.

2.09     Interest.

(a) Each Revolving Loan and Canadian Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate, plus the Applicable Margin.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date; provided, however, that during the existence of any Event of Default, interest shall be additionally paid by the Company upon demand by the Agent at the request or with the consent of the Majority Lenders.

(c) Notwithstanding Section 2.09(a), while any Event of Default exists or after acceleration, the applicable Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans.

(d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event applicable Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.10     Fees.  In  addition  to  certain  fees  described in Section 3.08:

(a) Restructuring Fees. The Company shall pay to the Agent for the benefit of the Lenders and to be allocated ratably in accordance with their Pro Rata Shares, a restructuring fee in the amount of $1,500,000, $750,000 of which shall be due and payable on the Closing Date and the remaining $750,000 of which shall due and payable on the earlier of January 5, 2003 and the date on which the Obligations are otherwise required to be or are voluntarily paid in full. All of such fees shall be payable in immediately available funds and, regardless of the due dates thereof, shall be fully-earned and non-refundable as of the Closing Date.

(b) Agency Fees. The Company shall pay to the Agent, for the Agent's own account, agent's fees (i) on the Closing Date, in the amount of $150,000 and
(ii) on February 1, 2002 (or such earlier date on which the obligations are otherwise required to be or are voluntarily paid in full), in the amount of $200,000. All of such fees shall be payable in immediately available funds and, regardless of the due dates thereof, shall be fully-earned and non-refundable as of the Closing Date.

(c) Commitment Fees. The Company shall pay to the Agent for the account of each Revolving Lender a commitment fee ("Commitment Fee") on the average daily unused portion of such Lender's Commitment computed on a monthly basis in arrears on the last Business Day of each calendar month based upon the daily utilization for such month as calculated by the Agent, in an amount calculated at a per annum rate of 0.60%. For purposes of calculating utilization under this Section, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding and shall not be deemed used by a Revolving Lender's Pro Rata Share of Swing Line Loans or Canadian Revolving Loans. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable monthly in arrears on the last Business Day of each calendar month through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following monthly payment being calculated on the basis of the period from such reduction or termination date to such monthly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

2.11     Computation  of  Fees  and  Interest.
(a) All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) For purposes of determining utilization of each Lender's Commitment in order to calculate the Commitment Fee due under Section 2.11(c), the amount of any outstanding Canadian Revolving Loan shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Canadian Revolving Loan.

(c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate or Dollar Equivalent amount.
2.12     Payments  by  the  Borrowers.

(a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except for payments required to be made to the Canadian Revolving Lender or as otherwise expressly provided herein, all payments by any Borrower shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Canadian Revolving Loan made in Canadian Dollars shall be paid in Canadian Dollars and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in immediately available funds, and (i) in the case of Canadian Revolving Loans, no later than such time on the dates specified herein as may be determined by the Agent or the Canadian Revolving Lender, as the case may be, to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Revolving Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (Chicago time) or by the Canadian Revolving Lender later than 11:00 a.m. (Toronto time), as the case may be, or later than the time specified by the Agent or the Canadian
Revolving Lender as provided in clause (i) above (in the case of Canadian Revolving Loans), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Unless the Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Lender until the date repaid.

2.13     Payments  by  the  Lenders  to  the  Agent.

(a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this Section 2.13(a) shall be conclusive absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such unfunded amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will promptly notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such unfunded amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Revolving Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Revolving Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Agent will keep records (which shall be presumed correct and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

3.01     The  Letter  of  Credit  Subfacility.

(a) On the terms and conditions set forth herein (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the day which is five days prior to the Termination Date to issue Letters of Credit denominated in Dollars or Canadian Dollars for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and (d), and (B) to honor conforming drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Lender shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the combined Available Commitments, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender plus such Lender's Pro Rata Share of the Effective Amount of all outstanding Canadian Revolving Loans exceeds such Lender's Available Commitment or, (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b) The Issuing Lender is under no obligation to Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(ii) the Issuing Lender has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii) the expiry date of any requested Letter of Credit is after the Termination Date, unless the Company has Cash Collateralized, in form and substance satisfactory to the Issuing Lender, its L/C Obligations under such Letter of Credit on or prior to the date of the Issuance of such Letter of Credit;

(iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender; or

(v) such Letter of Credit is in a face amount less than $25,000, unless such lesser amount is approved by the Agent and the Issuing Lender.

3.02     Issuance,  Amendment  and  Renewal  of  Letters  of  Credit.

(a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

(b) Prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Agent with a copy thereof. Unless the Issuing Lender has received notice (including any notice from a Lender pursuant to Section 3.01(b)(ii)) on or before the Business Day the Issuing Lender is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or Section 3.01(b)(i); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Lender shall, with the written approval of the Agent, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application, L/C Amendment Application or notice of renewal.

(d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this clause (d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

(e) The Issuing Lender may, at its election (or as required by the Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is five days prior to the Termination Date.

(f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(g) The Issuing Lender will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising lender or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

3.03     Risk  Participations,  Drawings  and  Reimbursements.

(a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Available Commitment of each Lender by an amount equal to the amount of such participation.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender (by an L/C Borrowing or otherwise) prior to 12:00 Noon (Chicago time) on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Lender (such amount, in the case of a Letter of Credit denominated in Canadian Dollars, being deemed to be the Dollar equivalent of the amount drawn, determined on the basis of the Spot Rate for such currency as of the approximate time of such drawing). In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 12:00 Noon (Chicago time) on the Honor Date, the Issuing Lender will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans in an aggregate amount equal to the unreimbursed drawing be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the availability provisions of
Section 2.01 and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Lender or the Agent pursuant to this clause (b) may be oral if immediately confirmed in writing (including by facsimile); provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Lender shall upon any notice pursuant to Section 3.03(b) make available to the Agent for the account of the relevant Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Lender the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 2:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03 once notice has been provided.

(d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing (such amount, in the case of a Letter of Credit denominated in Canadian dollars, being deemed to be the Dollar equivalent of the amount drawn, determined on the basis of the Spot Rate for such currency as of the approximate time of such drawing), which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus 2% per annum, and each Lender's payment to the Issuing Lender pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

(e) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

3.04     Repayment  of  Participations.

(a) Upon (and only upon) receipt by the Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolving Lender has paid the Agent for the account of the Issuing Lender for such Revolving Lender's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Revolving Lender, in the same funds as those received by the Agent for the account of the Issuing Lender, the amount of such Revolving Lender's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Revolving Lender that did not so pay the Agent for the account of the Issuing Lender.

(b) If the Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Lender pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Lender the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05     Role  of  the  Issuing  Lender.

(a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a document strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, recoupment, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the Issuing Lender under any Letter of Credit against presentation of a document that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

Notwithstanding the foregoing, neither the Company nor the Lenders (other than the Issuing Lender in its capacity as such) shall be liable for any obligation resulting from the gross negligence or willful misconduct of the Issuing Lender with respect to any Letter of Credit.

3.07 Cash Collateral Pledge. Upon (i) the request of the Agent or the Majority Lenders, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder at a time when any Event of Default has occurred and is continuing, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Sections 2.07(b) and (c) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

3.08     Letter  of  Credit  Fees.

(a) The Company shall pay to the Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to a per annum rate equal to 2.75% of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a monthly basis in arrears on the last Business Day of each calendar month based upon Letters of Credit outstanding for such month as calculated by the Agent; provided, however, that during the existence of any Event of Default, such fee shall accrue and be payable by the Company upon demand by the Agent (or upon request by Majority Lenders) at a rate of 4.75%. Such letter of credit fees shall be due and payable monthly in arrears on the last Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such monthly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

(b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Lender equal to .125% per annum of the face amount (or increased or decreased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable monthly in arrears on the last Business Day of each calendar month during which such Letter of Credit is outstanding, commencing on the first such monthly date to occur after such Letter of Credit is issued, through the Termination Date (or such later date upon which such Letter of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

(c) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.
                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
4.01     Taxes.

(a) Any and all payments by the Company, Mexican Borrower or Canadian Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company, Mexican Borrower or Canadian Borrower, as the case may be, shall pay all Further Taxes and Other Taxes.

(b) If the Company, Mexican Borrower or Canadian Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii) the Company, Mexican Borrower or Canadian Borrower, as the case may be, shall make such deductions and withholdings;

(iii) the Company, Mexican Borrower or Canadian Borrower, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Company, Mexican Borrower or Canadian Borrower, as the case may be, shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

(d) Within 30 days after the date of any payment pursuant to this Section by the Company of Taxes, Other Taxes or Further Taxes, the Company, Mexican Borrower or Canadian Borrower, as the case may be, shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

(e) If the Company, Mexican Borrower or Canadian Borrower, as the case may be, is required to pay any amount to any Lender or the Agent pursuant to clauses
(b) or (c) of this Section (other than withholding tax on interest imposed by the governments of Mexico or Canada), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company or Mexican Borrower or Canadian Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(f) Notwithstanding anything else to the contrary contained in this Agreement, none of the Company, Mexican Borrower or Canadian Borrower shall be required to pay any amount to any Lender or the Agent pursuant to clause (b) or
(c) of this Section on account of (i) withholding tax imposed by Mexico on interest payments made to the Agent or any U.S. Lender to the extent that such Taxes are imposed because the relevant U.S. Lender is not a bank or insurance company within the meaning of Article 11(2)(a)(i) of the income tax treaty between the United States and Mexico; (ii) withholding tax imposed by Mexico on interest payments made to the Agent or any non-U.S. Lender to the extent that such Taxes are imposed because the relevant non-U.S. Lender (A) does not qualify for the benefits (including interest and limitation on benefits provisions) of an effective income tax treaty for the avoidance of double tax between its country of residence and Mexico, (B) is not duly registered as a foreign financial institution with the Mexico Ministry of Finance and Public Credit, or
(C) will not be duly registered as a foreign financial institution with the Mexican Ministry of Finance and Public Credit prior to the first interest payment date; or (iii) withholding tax imposed by Canada on interest payments made to the Agent or any Lender to the extent that such Taxes are imposed because the Agent or such Lender does not qualify for the benefits (including interest and limitation on benefits provisions) of an effective income tax treaty for the avoidance of double tax between its country of residence and Canada.

4.02     Increased  Costs  and  Reduction  of  Return.

(a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of maintaining its Commitment or participating in Letters of Credit, or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to any Borrower through the Agent, such Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

4.03 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the applicable Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be presumed correct and binding on the applicable Borrower in the absence of manifest error.

4.04     Survival.  The agreements and obligations of each Borrower in this
Article  IV  shall  survive  the  payment  of  all  other  Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.01 Conditions of Initial Credit Extensions. The effectiveness of the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the effectiveness of the Lenders' waiver of Existing Defaults pursuant to Section 1.06 hereof, and the obligation of each Lender to make its initial Credit Extension hereunder, are subject to the condition that the Agent shall have received on or before the Closing Date the documents described in paragraphs (a) through (f), (h), (i) and (m) below, in form and substance satisfactory to the Agent and, to the extent specified below, each Lender (and in sufficient copies for each Lender), and in addition, the conditions set forth in paragraphs (g) and (j) through (l) shall have been fulfilled in a manner satisfactory to the Agent:

(a) Credit Agreement and Notes. This Agreement and the Notes shall have been duly authorized, executed and delivered by each party thereto;

(b) Subsidiary Guaranty. Each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiary Guaranty;

(c) Warrant Documents. The Warrant Documents shall have been duly authorized, executed and delivered by each party thereto.

(d)     Resolutions;  Incumbency.

(i) copies of the resolutions of the board of directors of each Credit Party authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; and

(ii) a certificate of the Secretary or Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder;

(e) Organization Documents; Good Standing. Each of the following documents:

(i) copies of the articles or certificate of incorporation and bylaws of each Credit Party (or the equivalent, in the case of the Subsidiary Borrowers) as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

(ii) a good standing certificate for each Credit Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with, to the extent requested by Agent, a bring-down certificate by facsimile;

(f) Legal Opinions. An opinion addressed to the Agent, the Collateral Agent and the Lenders (i) of D'Ancona & Pflaum LLC, special counsel to the Company, substantially in the form of Exhibit C, and (ii) of Mark Baggio, General Counsel to the Company substantially in the form of Exhibit C-1.

(g) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of B of A and each Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute B of A's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and B of A); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

(h) Certificate. A certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, stating that:

(i) the representations and warranties contained in Article VI (including the representation set forth in Section 6.16) are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default or Event of Default exists or would result from the initial Credit Extension on or following the Closing Date;

(iii) other than the occurrence of the Existing Defaults or as otherwise disclosed in writing to the Agent on the Closing Date, there has not occurred since December 31, 2000 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(iv) the ING Loan shall have been funded in full pursuant to the terms of the ING Loan Agreement and without a waiver of any condition precedent of the ING Loan Agreement;

(v) the Series C Preferred Agreement shall have been executed and delivered by each of the parties named as signatories thereto;

(vi) the Company's Series B Preferred Stock has been exchanged for the Company's Series B-1 Preferred Stock pursuant to the Series B Exchange Agreement;

(vii) the Flow Sale shall have been consummated pursuant to the terms of the Flow Sale Agreement and without a waiver of any condition precedent of the Flow Sale Agreement, the Flow Sale Note shall have been issued and delivered to, and indorsed to the order of, the Agent pursuant to the Collateral Documents; and

(viii) the Company has received not less than $16,100,000 in an aggregate Net Proceeds (after deduction for only the fees, expenses and other amounts to be paid on the Closing Date) with respect to the closing of Restructuring Transactions, as detailed in the flow of funds memo attached to such certificate.

(i) Collateral Documents. As of the Closing Date, the Collateral Documents, executed by the applicable Credit Party, in appropriate form for recording, where necessary, together with:

(i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Collateral Agent for the benefit of the Lenders, or other evidence satisfactory to the Agent that there has been or will be filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Collateral Agent for the benefit of the Lenders in accordance with applicable law;

(ii) written advice relating to such Lien and judgment searches as the Collateral Agent shall have requested of the Company, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank as the Collateral Agent or the Lenders may specify;

(iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Lenders, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

(v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

(vi) evidence that the Collateral Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance;

(vii) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender; and

(viii) evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

(j) Restructuring Transactions. Evidence that each of the Restructuring Transactions have been consummated pursuant to the terms of the Restructuring Documents without waiver of any condition precedent in such Restructuring Documents, and the Agent shall have received (i) for application to the outstanding principal balance of the Revolving Loan, $15,500,000 in immediately available funds and (ii) pursuant to the Pledge Agreement executed by the Company, the originally-executed Flow Sale Note, indorsed to the order of the Collateral Agent in a manner acceptable to the Collateral Agent and (iii) evidence satisfactory to the Agent that the Company has received not less than $16,1000,000 of aggregate Net Proceeds (after deduction for only the fees, expenses and other amounts to be paid on the Closing Date) with respect to the closing of the Restructuring Transactions;

(k) ING Intercreditor Agreement. The ING Funds shall have executed and delivered the ING Intercreditor Agreement.

(l) Subordinated Debt Consent Solicitation. The Company shall have commenced material actions and good faith reasonable efforts to commence the SubDebt Consent Solicitation.

(m) Litigation. The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect or which relates to this Agreement or any of the Restructuring Transactions;

(n) Other Documents. Such other approvals, opinions, documents or materials as are described in the List of Closing Documents attached hereto as Exhibit D or as the Agent or any Lender may otherwise reasonably request (except to the extent specified in such exhibit as to be delivered at a later date).

5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it (including its initial Loan on or after the Closing Date), and the obligation of the Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit on or after the Closing Date), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a) Notice, Application. The Agent shall have received (with, in the case of the initial Loans on or after the Closing Date only, a copy for each Lender) or, in the case of Canadian Revolving Loan borrowings, the Agent and the Canadian Revolving Lender shall have received a Notice of Borrowing or, in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Agent shall have received an L/C Application or L/C Amendment Application as required under Section 3.02;

(b) Continued Accuracy of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date;

(c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion or Issuance; and

(d) No Future Advance Notice. Neither the Agent nor any Lender shall have received from any Credit Party or other Person any notice that any Collateral
Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.
Each Notice of Borrowing L/C Application or L/C Amendment Application submitted by a Borrower hereunder shall constitute a representation and warranty by all Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions set forth in this
Section  5.02  are  satisfied.
                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
     The Company and each Subsidiary Borrower (with respect to itself and its Subsidiaries) represents and warrants to the Agent and each Lender that:

6.01     Corporate  Existence  and  Power.  The  Company  and  each  of its
Subsidiaries:

(a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by such Credit Party of this Agreement and each other Restructuring Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

(a)     contravene  the  terms  of  any  of  such  Person's  Organization
Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)     violate  any  Requirement  of  Law.

6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of the Agreement or any other Loan Document.

6.04 Binding Effect. This Agreement and each other Loan Document to which any Credit Party is a party constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, any of its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Restructuring Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Restructuring Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or from the grant or perfection of the Liens of the Collateral Agent and the Lenders on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section
9.01(e). Except as described in Schedule 6.06, as of the Closing Date and immediately prior to the effectiveness of this Agreement, no "Default" or "Event of Default" shall have occurred and be continuing under and as defined in the Existing Credit Agreement.

6.07     ERISA  Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used to purchase or carry any margin stock (as defined in Regulation U of the Board), directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title or its equivalent in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.10 Taxes. The Company and each Subsidiary have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which have been extended or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

6.11     Financial  Condition.

(a) The (x) audited annual consolidated financial statements of the Company and its Subsidiaries dated December 31, 2000 and (y) the unaudited monthly consolidated financial statements of the Company and its Subsidiaries dated February 28, 2001:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject to ordinary, good faith year-end audit adjustments);

(ii) fairly present the financial condition of the Company and its consolidated Subsidiaries, and the Company and its consolidated Subsidiaries, respectively, as of the date thereof and the respective results of operations for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 6.11(a), show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) The Company's consolidated unaudited pro forma 13-week rolling cash flow forecast, and its consolidated quarterly projected income statements, balance sheets (including inventory levels by operating division), Loan outstandings, accounts receivable and accounts payable agings, in each case through December 31, 2002 (collectively, the "Projections"), are attached hereto as Schedule 6.11(b) and are based upon the Company's reasonable good faith estimates and assumptions regarding the Company's and its Subsidiaries' future financial performance and future market conditions, in each case after giving effect to each of the Restructuring Transactions and the refinancing of the ING Loan with the proceeds of the Company's issuance of its Series C Preferred Stock on or prior to July 15, 2001.

(c) Since December 31, 2000, there has been no Material Adverse Effect, other than the occurrence of the Existing Defaults or as otherwise disclosed in writing to the Agent on the Closing Date.

6.12     Environmental  Matters.  Except  as  specifically  disclosed  in
Schedule  6.12:

(a) The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $3,000,000 in the aggregate.

(b) The Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

(c) None of the Company, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $3,000,000 in the aggregate for all such conditions, circumstances and Properties. In addition, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or
(y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

6.13     Collateral  Documents.

(a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable first priority (subject to Permitted Liens) security interest in all right, title and interest of the applicable Credit Party in the collateral described therein; and financing statements have been delivered to the Collateral Agent on the Closing Date to be filed in the offices in all of the jurisdictions listed in the schedules to the Security Agreements, and each Intellectual Property Assignment has been delivered to the Collateral Agent on the Closing Date to be filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office. Except for title vehicles, vessels and other Collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code and except for equipment and inventory located on the premises of a third party with a value of (as to the Company and its Subsidiaries as a whole) less than $25,000 individually or $100,000 in the aggregate (or as otherwise consented to by the Agent), all such security interests have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected security interests, except for Permitted Liens.

(b) The provisions of each Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable security interest in all of the collateral described therein; and the Pledged Collateral was delivered to the Collateral Agent or its nominee in accordance with the terms thereof. The Lien of each Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Company or such Subsidiary, as the case may be, in the Collateral described therein, prior and superior to all other Liens and interests except for Permitted Liens.

(c) All representations and warranties of each Credit Party contained in the Collateral Documents are true and correct.

6.14 Regulated Entities. Neither the Company nor any Subsidiary is an Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.15 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.16     Solvency.  Each  Credit  Party  is  Solvent.

6.17 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company, any of its Subsidiaries, or, to the best of any Borrower's knowledge, threatened against or affecting the Company, or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company, or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them before any Governmental Authority.

6.18 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.19 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.19 hereto and neither the Company nor any Subsidiary has any equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule  6.19.

6.20 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

6.21 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

6.22 Subordination Provisions. The subordination provisions contained in all notes, debentures, agreements and other instruments entered into or issued in respect of the Subordinated Debt are enforceable against the issuer of the respective security and the holders thereof, and the Loans and all other
Obligations entitled to the benefits of any Loan Document are within the definitions of "Senior Indebtedness," or other comparable definition, included in such provisions.

6.23 Broker's Fees. Except as set forth in this Agreement, neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby (other than the Flow Sale).

6.24 Restructuring Documents. The Company has delivered to the Agent true, complete and correct copies of each of the Restructuring Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The Restructuring Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Agent. The representations and warranties of the parties set forth therein are true and correct in all material respects as of the date thereof. On the date of this Agreement, neither the Company nor any other party to any of the Restructuring Documents is in default in the performance of or compliance with any provisions under the Restructuring Documents. Subject to the satisfaction of all of the conditions set forth in Section 5.01, the Restructuring Transactions (other than the amendment and restatement of the Existing Credit Agreement) have been consummated as of the Closing Date in accordance with applicable laws and regulations.

6.25 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein (taken as a whole), in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Lenders, with sufficient copies for the Agent and each Lender:

(a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Except in the case of such opinion with respect to the Company's financial statements for its fiscal year 2000 which has been qualified as to the Company's ability to operate as a going concern, no such opinion shall be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

(b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

(c) as soon as available, but not later than 30 days after the end of each fiscal month (or in the case of the last month of a Fiscal Quarter, not later than 45 days after the end of such month), a copy of the unaudited consolidated balance sheet (including divisional inventory levels) of the Company and its Subsidiaries as of the end of such month and the related consolidated income statement and statement of cash flows for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer as fairly presenting, accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries.

7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), (b) and (c), a Compliance Certificate executed by a Responsible Officer;

(c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

(d) as soon as available, but in any event not later than the 30th day after the end of each fiscal year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, statement of operations and cash flow statement) of the Company and its Subsidiaries for the next fiscal year;

(e) within 30 days after each anniversary of the Closing Date and on or before each renewal date thereafter, new insurance certificates satisfying the requirements of Section 5.01(i)(vi);

(f) concurrently with delivery of the financial statements referred to in Section 7.01(c), (i) a schedule of accounts receivable and accounts payable agings as of the end of the applicable month, both on a consolidated and divisional basis, prepared in a manner consistent with the Projections, (ii) a 13-week cash flow forecast for the 13-week period commencing as of the first day following the applicable month prepared in a manner consistent with the Projections and (iii) a reconciliation of actual cash flows against the prior month's cash flow forecast; and

(g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.
     7.03 Notices. The Company or any Subsidiary Borrower shall promptly notify the Agent and each Lender:

(a)     of  the  occurrence  of  any  Default  or  Event  of  Default;

(b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Company, Mexican Borrower, Canadian Borrower or any other Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension involving the Company, Mexican Borrower, Canadian Borrower or any other Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any other Environmental Claims;

(c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:
(i)     an  ERISA  Event;

(ii)     a  material  increase  in the Unfunded Pension Liability of any Pension
Plan;

(iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

(d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

(e) upon, but in no event later than 15 days after, any officer of the Company or any Subsidiary becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property of the Company or such Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

(f)     upon  the  request  from time to time of the Agent, the Swap Termination
Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party; and

(g) upon its delivery to, or receipt from, the trustee or any noteholder under the Subordinated Debt Indenture, any notice or certificate with respect to the Company's compliance, noncompliance, or any default, "Event of Default" (or alleged noncompliance, default or "Event of Default") or any exercise or threatened exercise of remedies under the Subordinated Debt Indenture (and the Company shall concurrently with the delivery of such notice to the Agent and each Lender, provide the Agent and each Lender with copies of such notice or certificate).
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

(a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof.

7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be materially reduced by the Company in the absence of 30 days' prior written notice to the Agent. If the Company fails to provide evidence of any of the insurance coverage required in this section, the Agent may purchase insurance at the Company's expense to protect the Agent's and the Lenders' interest in the Collateral. Such insurance may, but need not, protect the Company's or its Subsidiaries' interests. The coverage that the Agent purchases may not pay any claim that the Company or any Subsidiary makes or any claim that is made against the Company or any Subsidiary in connection with the Collateral. The Company may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Company has obtained the insurance as required in this section. If the Agent purchases insurance with respect to the Collateral, the Company will be responsible for the costs of that insurance, including interest and any other charges the Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the existing balance of the Obligations and shall be reimbursed by the Company upon demand therefor by the Agent. The costs of the insurance may be more than the cost of the insurance the Company is able to obtain on its own. In the event of a casualty loss, the net insurance proceeds from such insurance policies shall be paid and applied as provided in Section 2.07(e). All casualty insurance maintained by the Company shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Company shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.08 Compliance with Laws. The Company shall comply, and shall cause and each other Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification unless such Plan is terminated; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause Mexican Borrower, Canadian Borrower and each other Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, that neither the Agent nor any Lender shall conduct any environmental testing of any owned or leased facility of the Company or any Subsidiary without the prior written consent of the Company, which shall not unreasonably be withheld.

7.11     Environmental  Laws.

(a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the violation of which could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $500,000 in the aggregate (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

(b) Upon the written request of the Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 7.03(e), that could, individually or in the aggregate, result in liability in excess of $500,000 (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

7.12 Use of Proceeds. Each Borrower shall use the proceeds of the Revolving Loans to provide funds for working capital and other general corporate purposes, in each case not in contravention of any Requirement of Law or of any Loan Document.

7.13 Solvency. The Company shall at all times be, and shall cause and each of its Subsidiaries to be, Solvent.

7.14     Further  Assurances.

(a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(b) Promptly upon request by the Agent or the Majority Lenders, the Company shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject any of the properties, rights or interests covered by any of the Collateral Documents to the Liens created by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent and Lenders the rights granted or now or hereafter intended to be granted to the Collateral Agent and the Lenders under any Loan
Document  or  under  any  other  document  executed  in  connection  therewith.

(c) Without limiting the generality of the other provisions of this section, the Company shall deliver, or cause to be delivered, each of the items described in Annex 5 of Exhibit D hereof on or before the due dates respectively set forth therein.

7.15 Foreign Subsidiaries Security. If, following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Agent or the Majority Lenders, counsel for the Company acceptable to the Agent and the Majority Lenders does not within 30 days after such request deliver evidence satisfactory to the Agent with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of the Company that (i) a pledge of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable law, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (ii) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Company under the Loan Documents, and (iii) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a security agreement granting the Collateral Agent for the benefit of the Lenders a security interest in all of such Foreign Subsidiary's assets, in each case with all documents delivered pursuant to this Section 7.15 to be in form and substance satisfactory to the Agent and the Majority Lenders.

7.16     Bancomer  Financing.      The  Company  shall  exert  its  good  faith
reasonable efforts to close, as soon as practicable after the Closing Date, the Bancomer Financing on the terms and conditions set forth in Schedule 1.01 and otherwise on terms acceptable to the Majority Lenders.

7.17 Consultants. The Company shall continue to employ the services of Development Specialists, Inc. (or another comparable consultant acceptable to the Agent) in a manner and scope acceptable to the Agent.

7.18 SubDebt Consent Solicitation. The Company shall exert its good faith reasonable efforts to commence and successfully complete the SubDebt Consent Solicitation and to enter into with the trustee under the Subordinated Debt Indenture a supplemental indenture substantially in the form of Exhibit E hereto.
                                  ARTICLE VIII

                               NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

(a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule
8.01  securing  Indebtedness  outstanding  on  such  date;

(b)     any  Lien  created  under  any  Loan  Document;

(c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

(d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

(f) Liens on the property of the Company or a Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

(g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $500,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage);

(h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(i) Liens (including Liens under Capital Leases) in respect of property or assets acquired or constructed by the Company or a Subsidiary after the date hereof, which Liens are created at the time of acquisition or completion of construction of such property or asset or within 20 days thereafter, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property or asset, (ii) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into Borrower or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged (and not incurred in anticipation thereof), (iii) in the case of any property or asset acquired by Borrower or any Subsidiary after the Closing Date, Liens existing on such property or asset at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by Borrower or a Subsidiary; provided, that in any such case:

(x) no such Lien shall extend to or cover any other property or assets of the Company or of such Subsidiary, as the case may be, and

(y) the aggregate principal amount of the Indebtedness secured by all such Liens in respect of any such property or assets shall not exceed 100% of the fair market value of such property or assets at the time of such acquisition or, in the case of a Lien in respect of property or assets existing at the time of such Person becoming a Subsidiary or being so consolidated or merged, the fair market value of the property or assets acquired at such time and the amount of Indebtedness of the Company and its Domestic Subsidiaries secured on the date of issuance of such Liens shall not be less than 80% of the fair market value unless the Agent shall have a perfected second lien on such equipment; and any extension, renewal or replacement thereof but only if the principal amount of the Indebtedness secured thereby is not increased and, such Liens do not extend to or cover any other property or assets, provided further, that the aggregate principal amount of Indebtedness secured by Liens permitted by this
Section 8.01(i) does not exceed, at any time outstanding, an amount equal to $15,000,000 less the amount of Indebtedness outstanding and permitted under
Section  8.05(d);

(j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

(k) Liens on property the subject of synthetic leases, tax retention operating leases or other similar off-balance sheet financing arrangements which secure Indebtedness permitted by Section 8.05(d);

(l) Liens securing Indebtedness incurred in connection with the Bancomer Financing to the extent such Indebtedness is permitted pursuant to Section 8.05(i); and

(m)     Liens  securing  Permitted  Foreign  Subsidiary  Indebtedness;  and

(n) Liens securing the Company's Indebtedness to the ING Funds under the ING Loan Agreement and the Domestic Subsidiaries' Guaranty Obligations with respect thereto, in each case subject to the ING Intercreditor Agreement.

8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) sales of inventory in the ordinary course of the Company's and the Subsidiaries' business (other than bulk sales of inventory or sales of scrap or obsolete inventory);

(b) sales of obsolete equipment and scrap inventory for up to $1,500,000 in gross consideration after the Closing Date;

(c)     the  Flow  Sale;  and

(d) the sale of the Company's and its Subsidiaries' interest in real property and fixtures relating to their Melrose Park, Illinois facility, provided that (i) the gross consideration for such sale shall not be less than $3,150,000, (ii) the Net Proceeds thereof (after deduction for all closing costs, expenses, commissions, fees, and for the payment in full in cash on all of the obligations secured by the first mortgage encumbering such property and held by Standard Car and Truck Company) shall not be less than an amount equal to 90% of the aggregate gross consideration thereof, minus the outstanding principal balance of such first mortgage obligations, and (iii) all of such Net Proceeds (net of payment of such first mortgage obligations) shall have been paid and applied in accordance with Section 2.07(e) hereof.

8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Domestic Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Wholly-Owned Subsidiaries which is a Credit Party, provided that the Wholly-Owned Domestic Subsidiary which is a Credit Party shall be the continuing or surviving corporation;

(b) any Domestic Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Domestic Subsidiary which is a Credit Party;

(c) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary so long as in each case at least 65% of the total combined voting power of all classes of capital stock of all first-tier Foreign Subsidiaries are pledged pursuant to the Pledge Agreements; and

(d) the assets of any Foreign Subsidiary may be transferred to the Company or any of its Wholly-Owned Domestic Subsidiaries which is a Credit Party, and any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, the Company or any of its Wholly-Owned Domestic Subsidiaries which is a Credit Party so long as the Company or such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation.

8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

(a)     Investments  existing  on the date hereof and described on Schedule
8.04;

(b)     Investments  held  by  the  Company  or  Subsidiary  in the form of Cash
Equivalents;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(d) extensions of credit by the Company or any Subsidiary to the Company or any Subsidiary; provided, that (i) any such extension of credit by a Credit
Party shall be evidenced by a promissory note, in form and substance satisfactory to the Agent, and such promissory note shall be delivered to the Agent pursuant to the relevant Pledge Agreement, (ii) in the case of any loan or advance to any Credit Party, unless subject to an effective pledge pursuant to the immediately preceding clause, such loan or advance shall be subordinated to the indefeasible payment in full of such Credit Party's obligations pursuant to this Agreement and the other Loan Documents and (iii) the aggregate outstanding principal balance of all extensions of credit to any Subsidiary which is not a Credit Party shall not, at any time, exceed $1,000,000;

8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)     Indebtedness  incurred  pursuant  to  this  Agreement;

(b)     Indebtedness  consisting of Contingent Obligations permitted pursuant to
Section  8.08;

(c) the Subordinated Debt and other Indebtedness existing on the Effective Date and set forth in Schedule 8.05;

(d) Indebtedness consisting of synthetic leases, tax retention operating leases or other similar off-balance sheet financing products entered into by the Company or any Subsidiary in the ordinary course of business in an aggregate amount not to exceed, at any time outstanding, an amount equal to (i) $15,000,000, minus (ii) the amount of Indebtedness outstanding and permitted under clause (e) of this section;

(e) Indebtedness secured by Liens permitted by Section 8.01(i) in an aggregate principal amount not to exceed at any time outstanding, an amount equal to (i) $15,000,000 and (ii) the amount of Indebtedness outstanding and permitted under clause (d) of this section;

(f) Indebtedness of any Foreign Subsidiary pursuant to unsecured over-draft lines or similar extensions of credit in an aggregate principal amount outstanding for all Foreign Subsidiaries at any one time not to exceed $5,000,000 ("Permitted Foreign Subsidiary Indebtedness");

(g) Intercompany Indebtedness to the extent any such loan is permitted to be made by the lender under Section 8.04(d);

(h) Indebtedness consisting of the ING Loan and subject to the ING Intercreditor Agreement in an aggregate outstanding principal amount not to exceed $15,000,000, provided that such Indebtedness shall only be permitted until July 15, 2001 and shall be repaid in full on or before such date with the proceeds of the issuance and sale by the Company of the Series C Preferred Stock pursuant to the Series C Preferred Agreement; and

(i) Indebtedness of the Mexican Borrower in connection with the Bancomer Financing in an aggregate principal amount not to exceed $15,000,000 pursuant to agreements and documents approved in writing by the Majority Lenders.

8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit Mexican Borrower, Canadian Borrower or any other Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

(a) indorsements for collection or deposit in the ordinary course of business;

(b)     Permitted  Swap  Obligations;

(c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;

(d) Contingent Obligations of the Company with respect to Permitted Foreign Subsidiary Indebtedness;

(e)     Contingent  Obligations  of  the  Company  arising under this Agreement;

(f) Contingent Obligations of the Company with respect to operating leases entered into by a Subsidiary of the Company or with respect to the performance of contractual obligations of a Subsidiary incurred in the ordinary course of business; and

(g) Contingent Obligations constituting Indebtedness and expressly permitted by Section 8.02.

8.09     Restricted  Payments.

(a) The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock (including, without limitation any termination or break-up fees in connection with the Series C Preferred Agreement), or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:

(i) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

(ii) the Company shall be permitted to (A) make, on the Closing Date, a dividend in an amount not to exceed $1,139,841 with respect to its Series B Preferred Stock pursuant to the terms of the Series B Exchange Agreement and (B) exchange its Series B Preferred Stock for its Series B-1 Preferred Stock pursuant to the Series B Exchange Agreement; and

(iii) any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions to the Company or a Wholly-Owned Subsidiary of the Company.

(b) The Company shall not, and shall not permit any Domestic Subsidiary to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, any Indebtedness for borrowed money incurred or permitted to exist under this Agreement, other than Indebtedness evidenced by the Notes. Without limiting the generality of the foregoing, the ING Loans may only be repaid (whether voluntarily or otherwise) with the proceeds of the issuance and sale of the Company's Series C Preferred Stock pursuant to the Series C Preferred Agreement and may not be otherwise repaid (directly or by setoff), prepaid or repurchased nor shall any accrued interest with respect thereto be paid in cash with respect thereto.

8.10 ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Lenders) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA
Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate or, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Lenders) liability to any member of the Controlled Group.

8.11 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

8.12 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

8.13 EBITDA. The Company shall not permit its EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

          Period                              Amount

     May  1,  2001  through
     June  30,  2001                              $2,250,000

     May  1,  2001  through
     September  30,  2001                         $8,500,000

     May  1,  2001  through
     December  31,  2001                         $16,000,000

     May  1,  2001  through
     March  31,  2002                            $26,982,000

     Four  Fiscal  Quarters
     ending  June  30,  200                      $38,101,000

     Four  Fiscal  Quarters
     ending  September  30,  2002                $46,240,000

     Four  Fiscal  Quarters
     ending  December  31,  2002                $53,128,000.

8.14 Irregular Items. The Company shall not incur total Irregular Items during any period set forth below in an amount in excess of the amount set forth below in the first column opposite such period or incur cash or non-cash Irregular Items during such periods in excess of the amounts respectively set forth below in the second and third columns opposite such period:


                                                    Total        Cash        Non-Cash
Period                                              Amount       Amount       AMount
Fiscal Quarter ending June 30, 2001
                                                $15,000,000  $6,000,000  $  9,000,000
Two Fiscal Quarters ending September 30, 2001
                                                $15,000,000  $6,000,000  $  9,000,000
Three Fiscal Quarters ending December 31, 2001
                                                $15,000,000  $6,000,000  $  9,000,000
Four Fiscal Quarters ending March 31, 2002
                                                $17,000,000  $6,800,000  $ 10,200,000
Five Fiscal Quarters ending June 30, 2002
                                                $19,000,000  $7,600,000  $ 11,400,000
Six Fiscal Quarters ending September 30, 2002
                                                $21,000,000  $8,400,000  $ 12,600,000
Seven Fiscal Quarters ending December 31, 2002
                                                $23,000,000  $9,200,000  $13,800,000.

              Period                              Amount

     Fiscal  Quarter  ending
     June  30,  2001                                  $5,000,000

     Two  Fiscal  Quarters  ending
     September  30,  2001                            $10,000,000

     Three  Fiscal  Quarters  ending
     December  31,  2001                             $15,000,000

     Four  Fiscal  Quarters  ending
     March  31,  2002                                $17,000,000

     Five  Fiscal  Quarters
     ending  June  30,  2002                         $19,000,000

     Six  Fiscal  Quarters
     ending  September  30,  2002                    $21,000,000

     Seven  Fiscal  Quarters
     ending  December  31,  2002                    $23,000,000.

8.15 Collateral Coverage Ratio. The Company shall not permit its Collateral Coverage Ratio as of the last day of any calendar month ending during any period set forth below to be less than the ratio set forth below opposite such period:

          Period                                        Ratio

     April  1,  2001  through
     June  30,  2001                                1.24  to  1.00

     July  1,  2001  through
     March  31,  2002                               1.19  to  1.00

     April  1,  2002  through
     September  30,  2002                           1.21  to  1.00

     October  1,  2002  and
     all  times  thereafter                         1.22  to  1.00.

8.16 Capital Expenditures. The Company and its consolidated Subsidiaries shall not make or commit to make Capital Expenditures during either period set forth below in an amount in excess of the amounts set forth below opposite such periods:

          Period                                      Amount
     April  1,  2001  through
     December  31,  2001                         $  9,000,000

     January  1,  2002  through
     December  31,  2002                         $12,000,000.

8.17 Subordinated Debt. Except pursuant to a supplemental indenture substantially in the form of Exhibit E which would be entered into upon a successful completion of the SubDebt Consent Solicitation, the Company will not modify, supplement or amend the Subordinated Debt Indenture or any other instrument entered into or issued in respect of the Subordinated Debt (other than modifications which do not make any provisions thereof more burdensome or onerous, and are not otherwise adverse, to the Company, any of its Subsidiaries, or the Lenders).

8.18 Material Agreements. The Company will not modify, supplement or amend any of the Restructuring Documents other than the Loan Documents (other than modifications which do not make any provisions thereof more burdensome or onerous, and are not otherwise adverse, to the Company, any of its Subsidiaries, or the Lenders).

                                   ARTICLE IX

                                EVENTS OF DEFAULT

9.01 Event of Default. Any of the following shall constitute an "Event of Default":

(a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by any Credit Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by such Credit Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Sections 7.01, 7.02, 7.03, 7.09 or 7.14(c) or in Article VIII; or

(d) Other Defaults. Any Credit Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness (including, without limitation the Subordinated Debt, and the ING Loan) or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (other than the Subordinated Debt) or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (C) at any time prior to the earlier of July 15, 2001 and a successful completion of the SubDebt Consent Solicitation and related waiver and modification of the Subordinated Debt Indenture, fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under the Subordinated Debt Indenture or any agreement or instrument relating to the Subordinated Debt, such failure continues after the applicable grace or notice period, if any, specified in therein, and the holder or holders of such Subordinated Debt or the trustee under the Subordinated Debt Indenture causes any such Subordinated Debt to be declared to be due and payable prior to its stated maturity or takes any other actions to enforce its remedies under the terms of the Subordinated Debt Indenture with respect to such failure (other than the delivery of a notice of such failure by to the Company by such trustee) or to commence a legal proceeding to enforce the Company's or any Subsidiaries' obligations thereunder or to commence any action against the Company or any Subsidiaries of the types described in Section 9.01(g); or (D) at any time after the earlier of July 15, 2001 and a successful completion of the SubDebt Consent Solicitation and related waiver and modification of the Subordinated Debt Indenture, fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under the Subordinated Debt Indenture or any agreement or instrument relating to the Subordinated Debt, and such failure continues after the applicable grace or notice period, if any, specified therein if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Subordinated Debt or the trustee under the Subordinated Debt Indenture to cause any Subordinated Debt to be declared to be due and payable prior to its stated maturity; or (E) fails to repay, in full, on or prior to July 15, 2001, the ING Loan with the proceeds of the Company's issuance and sale of Series C Preferred Stock pursuant to the terms and conditions of the Series C Preferred Agreement; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $500,000; or

(f) Insolvency; Voluntary Proceedings. The Company or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)     Collateral;  Intercreditor  Issues.

(i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the applicable Credit Party or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

(ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof or as a result of the failure of the Collateral Agent to file appropriate continuation statements) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in any material portion of such Collateral, subject only to Permitted Liens; or

(iii) any ING Fund shall fail to comply with any of its obligations under the ING Intercreditor Agreement; or any representation or warranty of any ING Fund therein shall be incorrect in any material respect; or any provision therein shall for any reason cease to be valid and binding on or enforceable against any such party or any such party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

(l)     Change  of  Control.  There  occurs  any  Change  of  Control;  or

(m) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at clauses (f) or (g) of this Section occurs with respect to such Guarantor; or

(n) Invalidity of Subordination Provisions. The subordination provisions of the Subordinated Debt Indenture or of any other agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

(a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Sections 9.01(f) or (g) (in the case of clause (i) of Section 9.01 (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Lender or any Lender.

9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                                    THE AGENT

10.01     Appointment  and  Authorization;  "Agent".

(a) Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent (including, without limitation, in its capacity as Collateral Agent) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities
(i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

10.04     Reliance  by  Agent.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b)     For  purposes of determining compliance with the conditions specified in
Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value or and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

10.08 Agent in Individual Capacity. B of A and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though B of A were not the Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, B of A or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, B of A shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Issuing Lender.

10.09 Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders subject, so long as no Event of Default has occurred and is then continuing, to the consent of the Company which shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, B of A may not be removed as the Agent at the request of the Majority Lenders unless B of A shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to B of A.

10.10     Withholding  Tax

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and to Company, to deliver to the Agent and to Company:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
Such Lender agrees to promptly notify the Agent and to Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

10.11     Collateral  Matters

(a) The Collateral Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any asset disposition permitted hereunder pursuant to Section 8.02; (iii) constituting property in which the Company or any Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 11.01 hereof. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.11.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01 Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(ii) postpone, delay or reduce any scheduled principal payment amount or Scheduled Commitment Reduction under Section 2.08, postpone, delay or reduce any mandatory principal payment or reduction in the Available Commitment required by
Section 2.07(e), or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of interest, fees or reimbursement or indemnity amounts due to any Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (z) below) any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v) discharge all or substantially all of the Guarantors, or release all or substantially all of the Collateral, except as otherwise may be provided in the Collateral Documents or except where the consent of the Majority Lenders only is specifically provided for; or

(vi) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders;
and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (B) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Revolving Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Canadian Revolving Lender under this Agreement or any other Loan Document, and (C) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

(b) Notwithstanding anything to the contrary set forth in this Agreement, it is expressly agreed that , if with the Bancomer Financing occurs and is permitted pursuant to Section 8.05(i), and provided that all obligations of the Mexican Borrower shall have been repaid in full, the Collateral Agent may effect a complete release of: (x) the Liens on Collateral of the Mexican
Borrower and each Mexican Subsidiary securing Obligations of the Mexican Borrower; and (y) each Mexican Subsidiary from its Obligations under its respective Guaranty without any further authorization from the Lenders; and

(ii) the Agent, the Canadian Revolving Lender and the Borrower may, in their sole discretion, amend the provisions of Schedule 2.05 pertaining to the Canadian Revolving Loans, so long as such amendment does not increase the amount of the Canadian Subsidiary Loan Sublimit or otherwise adversely impact any other Lender.

11.02     Notices.

(a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Lender shall not be effective until actually received by the Issuing Lender at the address specified for the "Issuing Lender" on the applicable signature page hereof.

(c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04     Costs  and  Expenses.  The  Company  shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse B of A (including in its capacity as Agent and Issuing Lender) within five Business Days after demand (subject to Section
5.01(f)) for all costs and expenses incurred by B of A (including in its capacity as Agent and Issuing Lender) and each Lender in connection with the development, preparation, delivery, syndication, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by B of A (including in its capacity as Agent and Issuing Lender) and each Lender with respect thereto;

(b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to Section 5.01(f)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

(c) pay or reimburse B of A (including in its capacity as Agent) within five Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, field exam, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by B of A (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the Company entering into this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

11.08     Assignments,  Participations,  etc.

(a) Any Lender may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, the entire amount of such Lender's Loans, Commitment and L/C Obligations); provided, however, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500.

(b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Section 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(d) Any Lender may at any time sell to one or more commercial lenders or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Sec.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

11.09 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process, in which event, to the extent permitted by applicable laws, such Lender agrees to use reasonable commercial efforts to promptly notify the Company of its receipt of any such subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

11.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.11 Automatic Debits of Fees. With respect to any principal or interest due on the Loans, unreimbursed L/C Obligation, Commitment Fees, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Lender or B of A under the Loan Documents, each Borrower hereby irrevocably authorizes B of A to debit any deposit account of such Borrower with B of A or any of its Affiliates in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in B of A's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

11.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any lending office of such Lender, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.16     Governing  Law  and  Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS); PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER'S, THE AGENT'S AND THE LENDER'S CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

11.17 Waiver of Jury Trial. EACH OF THE BORROWERS, THE LENDERS AND THE AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.18 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or such Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or such Lender in such currency, the Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among each of the Borrowers, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.20 Effectiveness. Subject to Section 5.01(a), this Agreement shall become effective on the date (the "Effective Date") on which the Agent, each Borrower and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Agent at its notice address (or to Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to Agent or telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Agent's counsel that the same has been signed and mailed to it. Agent will give the Company and each Lender prompt written notice of the occurrence of the Effective Date.

11.21 Release. Each Borrower hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges each Lender, the Agent and the Issuing Lender, and all affiliates, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the "Releasees") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Borrower ever had or now has against any of the Releasees and which may have arisen at any time on or prior to the Closing Date and which were in any manner related to this Agreement or the Existing Credit Agreement or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (the "Released Claims"). Each Borrower covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.
                                   ARTICLE XII

                                COMPANY GUARANTY
12.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans and the issuance of the Letters of Credit, the Company hereby agrees with the Lenders as follows: the Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of such Borrowers to the Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to Agent and/or the Lenders, on demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrowers), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of any Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

12.02 Insolvency. Additionally, the Company unconditionally and irrevocably guarantees the payment of the Dollar Equivalent of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Sections 9.01(e) or (f), and unconditionally promises to pay the Dollar Equivalent of such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

12.03 Nature of Liability. The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

12.04 Independent Obligation. The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Company's obligations under this Article XII.

12.05 Authorization. The Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;


(c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

(d) release or substitute any one or more indorsers, guarantors, any Borrower or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Guaranty.

12.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

12.07 Subordination. Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to the Company is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Guaranteed Creditors; and if Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Guaranteed Creditors and be paid over to Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

12.08     Waiver.

(a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to
(i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other party or any security.

(b) The Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that Agent and the Lenders shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

12.09     Nature  of Liability.  It is the desire and intent of the Company and the Secured Creditors that this Guaranty shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Company under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and the Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.
                                     * * * *

                                 Signature Page
                                       to
                      Amended and Restated Credit Agreement

                                 Signature Page
                                       to
                      Amended and Restated Credit Agreement

ABC-NACO  INC.



By:  ___________________________
       Name:
       Title:


ABC-NACO  de  LATINO  AMERICA,  S.A.
   de  C.V.  (formerly  known  as  ABC-NACO  de
    Mexico,  S.A.  de  C.V.)



By:  ___________________________
       Name:
       Title:


DOMINION  CASTINGS  LIMITED



By:  ___________________________
       Name:
       Title:

BANK  OF  AMERICA,  N.A.,  as  Agent



By:  ___________________________
       Name:
       Title:

BANK  OF  AMERICA,  N.A.,  as  Lender  and  Issuing  Lender



By:  ___________________________
       Name:
       Title:

BANK  OF  AMERICA  CANADA,  as  the  Canadian  Revolving  Lender



By:  ___________________________
       Name:
       Title:

ABN  AMRO  BANK  N.V.,  as  Lender



By:  ___________________________
       Name:
       Title:



By:  ___________________________
       Name:
       Title:

FLEET  NATIONAL  BANK,  as  Lender



By:  ___________________________
       Name:
       Title:

BANK  ONE,  NA  (Main  Chicago  Office),  as  a  Lender



By:  ___________________________
       Name:
       Title:

FIRSTAR  BANK,  N.A.,  as  Lender



By:  ___________________________
       Name:
       Title:

HARRIS  TRUST  AND  SAVINGS  BANK,  as  Lender



By:  ___________________________
       Name:
       Title:

LASALLE  BANK  NATIONAL  ASSOCIATION,  as  Lender



By:  ___________________________
       Name:
       Title:

THE  NORTHERN  TRUST  COMPANY,  as  Lender



By:  ___________________________
       Name:
       Title:

PNC  BANK  NATIONAL  ASSOCIATION,  as  Lender



By:  ___________________________
       Name:
       Title:

US  BANK  NATIONAL  ASSOCIATION,  as  Lender



By:  ___________________________
       Name:
       Title:

                                  SCHEDULE 2.06

The following provisions shall apply solely to the Canadian Revolving Loans made by the Canadian Revolving Lender. To the extent any of the provisions set forth in the Schedule 2.05 conflict with the provisions otherwise set forth in the Credit Agreement, the provisions set forth below shall govern but solely with respect to the Loans made by the Canadian Revolving Lender. Unless otherwise defined herein, capitalized terms used in this Schedule 2.05 shall have the meanings assigned to them in Section 1.01 of the Credit Agreement.
1.     Definitions.

"$"  means  Canadian  Dollars  or U.S. Dollars, as the context may require.

"Canadian Base Rate Loan" means a Loan in Dollars or Canadian Dollars made by the Canadian Revolving Lender bearing interest at the Base Rate plus the Applicable Margin.

"Canadian Borrowing" means a borrowing by the Canadian Borrower under Article II of the Credit Agreement and in accordance with the terms and conditions of the Credit Agreement and this Schedule 2.05.
"Canadian  Borrowing  Date"  means  a  day on which a Canadian Borrowing occurs.

"Canadian  Loan"  shall  mean  a  Canadian  Base  Rate  Loan.

2.     Procedure  for  Canadian  Borrowings.

(a) Each Canadian Borrowing by the Canadian Borrower shall be made upon the Canadian Borrower's irrevocable written notice delivered to the Agent and the Canadian Revolving Lender in a form specified by the Agent and the Canadian Revolving Lender, which notice must be received by each of the Agent and the Canadian Revolving Lender prior to 11:00 a.m. (Toronto time) on the date of the requested Canadian Borrowing Date, specifying:

(i) the amount of the Canadian Borrowing, which shall be in an aggregate minimum amount of $1,000,000, or any multiple of $100,000 in excess thereof (which borrowing shall be denominated either in Canadian Dollars or Dollars);

(ii)     the  requested  Canadian Borrowing Date, which shall be a Business Day;
and

(iii) whether such Canadian Loans are to be denominated in Canadian Dollars or Dollars. If the notice of borrowing fails to specify the currency in which such Loans are to be denominated, the denomination will be deemed to be Canadian Dollars.

(b) The Canadian Borrower hereby authorizes the Canadian Revolving Lender and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent or the Canadian Revolving Lender in good faith believes to be acting on behalf of the Canadian Borrower or the Company. The Canadian Borrower agrees to deliver promptly to the Agent and the Canadian Revolving Lender a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Agent and the Canadian Revolving Lender, the records of the Agent and the Canadian Revolving Lender shall govern, absent manifest error.

3.     Loan  Accounts.

(a) The Canadian Revolving Loans shall be evidenced by one or more accounts or records maintained by the Canadian Revolving Lender and the Agent in the ordinary course of business. The loan accounts or records maintained by the Agent and the Canadian Revolving Lender shall be presumed correct absent manifest error of the amount of the Canadian Revolving Loans made to the Canadian Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Canadian Borrower hereunder to pay any amount owing with respect to the Canadian Revolving Loans.

(b) Upon the request of the Canadian Revolving Lender made through the Agent, the Canadian Revolving Loans made by the Canadian Revolving Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. The Canadian Revolving Lender shall record on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and applicable currency of each payment of principal made by the Canadian Borrower with respect thereto. The Canadian Revolving Lender is irrevocably authorized by the Canadian Borrower to make such recordations on its Note(s) and such Lender's record shall be presumed correct absent manifest error; provided, however, that the failure of the Canadian Revolving Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Canadian Borrower hereunder or under any such Note to such Lender.

4. Voluntary Termination or Reduction of Canadian Subsidiary Loan Sublimit. The Company may in accordance with Section 2.08 of the Credit Agreement specify that some or all of a requested reduction in Revolving
Commitments be applied to the Canadian Subsidiary Loan Sublimit. Any such reduction shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Canadian Revolving Loans to Canadian Borrower would exceed the Canadian Subsidiary Loan Sublimit. Once reduced in accordance with this Section, the Canadian Subsidiary Loan Sublimit as so reduced may not be increased without the consent of the Canadian Revolving Lender. Absent notice to the Agent and the Canadian Revolving Lender, no voluntary prepayment of Canadian Revolving Loans shall permanently reduce the Canadian Subsidiary Loan Sublimit.

5.     Prepayments.

(a) The Canadian Borrower may, at any time or from time to time, and without premium or penalty, with such amount of advance notice as the Canadian Revolving Lender may specify, prepay Canadian Revolving Loans to the Canadian Revolving Lender, in minimum amounts of $1,000,000, or any multiple of $100,000 in the applicable currency in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and applicable currency. Such notice shall not thereafter be revocable by the Canadian Borrower. If such notice is given by the Canadian Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid.

(b) If on any Computation Date the Canadian Revolving Lender shall have determined that the Effective Amount of all Canadian Revolving Loans then outstanding exceeds the Canadian Subsidiary Loan Sublimit by more than 2% of the Canadian Subsidiary Loan Sublimit due to a change in applicable rates of exchange between Dollars and the Canadian Dollar, then the Canadian Revolving Lender may in its sole discretion require the Agent to give notice to the Canadian Borrower that a prepayment is required under this section, and Canadian Borrower agrees thereupon to make prepayment of Canadian Revolving Loans such that, after giving effect to all such prepayments, the Effective Amount of all Canadian Revolving Loans does not exceed the Canadian Subsidiary Loan Sublimit.

6.     Repayment.

Canadian Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of its respective Loans and other obligations outstanding on such date or on such earlier date as may be required in order for the Borrower to comply with the provisions of Section 2.07(b) or (c) of the Credit Agreement.

7.     Interest.

(a) Each Canadian Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the , plus the Applicable Margin.

(b) Interest on each Canadian Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Canadian Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request of the Canadian Revolving Lender.

(c) Notwithstanding the foregoing, while any Event of Default exists or after acceleration, the Canadian Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all of its outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans.

(d) Anything herein to the contrary notwithstanding, the obligations of the Canadian Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event applicable Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

8. Computation of Fees and Interest. All computations of interest for Canadian Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

9.     Payments  by  the  Canadian  Borrower.

(a) All payments to be made by the Canadian Borrower shall be made without set-off, recoupment or counterclaim. Except for payments required to be made to the Canadian Revolving Lender or as otherwise expressly provided herein, all payments by any Borrower shall be made to the Canadian Revolving Lender for its account at the Canadian Revolving Lender's offices in Toronto, Ontario shall be made in the applicable currency in which such Loan is denominated or payable. Such payments shall be made in immediately available funds, and (i) in the case of Canadian Dollars payments, no later than such time on the dates specified herein as may be determined by the Agent or the Canadian Revolving Lender, as the case may be, to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 11:00 a.m. (Toronto time) on the date specified herein. Any payment which is received by the Canadian Revolving Lender later than 11:00 a.m. (Toronto time), or later than the time specified by the Agent or the Canadian Revolving Lender as provided in clause (i) above (in the case of Canadian Dollar payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
                                     * * * *